Exhibit 2.23

CLIFFORD	LIMITED LIABILITY PARTNERSHIP
CHANCE

EXECUTION VERSION

DATED 30 SEPTEMBER 2004

WATERFORD WEDGWOOD PLC

THE COMPANIES LISTED IN THIS DEED

AS SUBSIDIARY OBLIGORS

BURDALE FINANCIAL LIMITED

AS SECURITY TRUSTEE

THE BANK OF NEW YORK, LONDON

AS HIGH YIELD BONDS TRUSTEE

AND

THE CREDITORS

INTERCREDITOR AND SECURITY TRUST AGREEMENT

CONTENTS

Clause

1.	Interpretation, Definitions and Construction

2.	Ranking

3.	Nature of Parties’ Rights and Obligations

4.	Provisions Relating to the HY Bonds

5.	Subordination on Insolvency

6.	Turnover

7.	Protection of Subordination

8.	Pre-Enforcement Entitlements

9.	Enforcement of Security

10.	Post-Enforcement Distributions

11.	Security

12.	Representations of the Obligors

13.	Undertakings

14.	Changes to the Parties

15.	Modification of Facilities, Security Documents and/or this Deed

16.	Appointment of Security Trustee

17.	Power of Attorney

18.	Appointment and Rights of Receivers

19.	Termination

20.	Severability

21.	Counterparts

22.	Notices

23.	Governing Law

24.	Enforcement

SCHEDULE 1	The Subsidiary Obligors

Part I

Part II HY Bond Guarantors

SCHEDULE 2	The Lenders

SCHEDULE 3	Accession Mechanics

Part I Creditors’ Accession Deed

Part II Obligors Accession Deed

SCHEDULE 4	Security Trust

SCHEDULE 5	Rights of Receivers

SCHEDULE 6	Security documents

THIS DEED is made by way of deed on 30 September 2004

BETWEEN:

(1)         WATERFORD WEDGWOOD PLC (a company incorporated in the Republic of Ireland with registered number 11861) (the “Company”);

(2)         THE SUBSIDIARIES OF THE COMPANY listed in Part I of Schedule 1 (The Subsidiary Obligors) together with any person who accedes to this Deed as a Subsidiary Obligor in accordance with Clause 14 (Changes to the Parties) (the “Subsidiary Obligors”);

(3)         THE SUBSIDIARIES OF THE COMPANY listed in Part II of Schedule 1 (The Subsidiary Obligors), together with any person who accedes to this Deed as the provider of an HY Bond Guarantee in accordance with Clause 14 (Changes to the Parties) (the “HY Bond Guarantors”);

(4)         BURDALE FINANCIAL LIMITED as intercreditor agent and security trustee (the “Security Trustee”);

(5)         THE BANK OF NEW YORK, LONDON (the “HY Bonds Trustee”);

(6)         THE FINANCIAL INSTITUTIONS listed in Schedule 2 (The Lenders) together with any person who accedes to this Deed as a Senior Lender in accordance with Clause 14 (Changes to the Parties) (the “Senior Lenders”); and

(7)         THE FINANCIAL INSTITUTIONS as providers of Ancillary Facilities which accede to this Deed as a Ancillary Bank in accordance with Clause 14 (Changes to the Parties) (the “Ancillary Banks”).

BACKGROUND

(A)                        This Deed is supplemental to the Facilities.

(B)                          This Deed is entered into in consideration of the mutual rights, covenants and obligations set out herein.

IT IS AGREED as follows:

1.                                 INTERPRETATION, DEFINITIONS AND CONSTRUCTION

1.1                           Definitions

In this Deed:

“Acceding Creditor” means an institution that becomes a Creditor after the date of this Deed in accordance with Clause 14 (Changes to the Parties).

“Additional Obligor” means a member of the Group that becomes an Obligor after the date of this Deed in accordance with Clause 14 (Changes to the Parties).

“Agent” means the agent under the Senior Facility Agreement from time to time.

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“Ancillary Facility” means any foreign exchange contract or interest rate swap or commodity derivative arrangement or other arrangement entered into with members of the Group by an Ancillary Bank designed to protect members of the Group against fluctuations in currency values or interest rates or commodity values or other similar exposures.

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in London.

“Charged Assets” means any assets of the Group charged under the Security Documents.

“Conditions Precedent Document” means the conditions precedent described in Schedule 2 of the Senior Facility Agreement.

“Commitments” has the meaning given to that term in the Senior Facility Agreement.

“Consolidation” has the meaning given to it in Clause 9.1 (Crystallisation).

“Contingent Indebtedness” means at any time in relation to a Facility, any contingent indebtedness owing by an Obligor to a Creditor or Creditors under or with respect to that Facility at such time.

“Credit Documents” means each document evidencing or creating a Facility, each Security Document and any other document designated as such by the Security Trustee and the Company.

“Creditor” means a Senior Creditor or an HYB Creditor.

“Creditor Accession Deed” means a memorandum entered into pursuant to Clause 14 (Changes to the Parties), which is substantially in the form set out in Part 1 of Schedule 3 (Accession Mechanics), by which a party accedes to this Deed as a Creditor.

“Debt” means the Senior Debt or the HY Debt.

“Disposal Premises” means those Premises listed in Schedule 8 to the Senior Facility Agreement.

“Distributions” means cash receipts or distribution of assets from the Obligors, the proceeds of set-off and the proceeds of the enforcement of security.

“Enforcement Action” means, in relation to any Liability:

(a)                                      the acceleration of such Liability or any declaration that such Liability is prematurely due and payable (other than as a result of it becoming unlawful for a Creditor to continue to perform its obligations under the relevant Facility) or payable on demand;

(b)                                     the making of any demand against the obligor of such Liability in relation to any guarantee, indemnity or other assurance against loss in respect of such

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Liability or exercising any right to require the obligor of such Liability to acquire such Liability (including the exercise of any put or call option against the obligor of such Liability for the redemption or purchase of such Liability);

(c)                                      the exercise of any right of set-off against the obligor of such Liability in respect of such Liability;

(d)                                     the suing for, commencing or joining of any legal or arbitration proceedings against the obligor of such Liability to recover such Liability;

(e)                                      the entering into of any composition, assignment or arrangement with the obligor of such Liability;

(f)                                        the petitioning, applying or voting for, the taking of any steps (including the appointment of any liquidator, receiver, administrator, examiner or similar officer) in relation to the winding up, liquidation, dissolution, administration, examination or reorganisation of the obligor of such Liability or any suspension of payments or moratorium of any indebtedness of the obligor of such Liability, or any analogous procedure or step in any jurisdiction (including commencement of any case under Chapter 7 or Chapter 11 of the US Bankruptcy Code); or

(g)                                     the enforcement of any of the Security.

“Enforcement Event” means, following the occurrence of a Senior Event of Default, the giving of notice to the Company by the Senior Creditors for the Agent to accelerate the Senior Facilities or following the Senior Debt Discharge Date an event of default which has occurred and is continuing which results in a notice of acceleration of the HY Bond Facility.

“Enforcement Point” means the earliest date upon which:

(a)                                      the Agent or a Senior Creditor (acting through the Instructing Lenders) declares the indebtedness owing to the Senior Creditors to be immediately due and payable in accordance with the terms of the relevant Facilities;

(b)                                     bankruptcy, insolvency or other similar proceedings (by petition, application or otherwise) are commenced with respect to any Obligor; or

(c)                                      any other Enforcement Action in respect of obligations of any Obligor under any Credit Document is taken with respect to any Obligor by any of the parties hereto following the occurrence of a default under that Credit Document.

“English Security Agreement” means the English law debenture dated on or around the date of this Deed between the English Security Providers and the Security Trustee.

“English Security Provider” means each of Waterford Wedgwood U.K. Plc, Josiah Wedgwood & Sons Limited, Statum Limited, Waterford Wedgwood Retail Limited,

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Wedgwood Limited, Stuart & Sons Limited and Josiah Wedgwood & Sons (Exports) Limited.

“Environmental Approval” means any authorisation required by any Environmental Law.

“Environmental Claim” means any claim by any person in connection with:

(a)                                      a breach, or alleged breach, of an Environmental Law;

(b)                                     any accident, fire, explosion or other event of any type involving an emission or substance which is capable of causing harm to any living organism or the environment; or

(c)                                      any other environmental contamination.

“Environmental Law” means any law or regulation concerning:

(a)                                      the protection of health and safety;

(b)                                     the environment; or

(c)                                      any emission or substance which is capable of causing harm to any living organism or the environment.

“Exchange Rate” means, in relation to a currency to be converted for the purpose of any calculation required by this Deed (Currency A), the spot rate of exchange of a bank selected by the Security Trustee for the purchase of the currency into which Currency A is to be converted (Currency B) at or about 11 am on either the day the calculation is to be made or the day that Currency B is to be delivered (as appropriate).

“Exposure” means the principal or notional amount owing (actually or contingently) to a Creditor by an Obligor with respect to an Obligation at any time.

“Facilities” means the Senior Facilities and the HY Bond Facility, and shall include in each case guarantees, security documents and any other ancillary agreements, documents and instruments relating thereto.

“Finance Document” has the meaning ascribed to it in the Senior Facility Agreement.

“Fixtures” means all fixtures and fittings and fixed plant and machinery on the Mortgaged Property.

“German Security” means any security assumed and accepted by or through the Security Trustee or the Creditors, as the case may be, pursuant to any German Security Document and held or administered by the Security Trustee on behalf of or in trust for the Creditors hereunder and any addition or replacement or substitution thereof.

“German Security Documents” means all Security Documents governed by German law and “German Security Document” means any of them.

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“Group” means the Company and its subsidiaries.

“HYB Creditor” means the HY Bonds Trustee (on behalf of itself and the HY Bondholders).

“HY Bondholder” means a holder of any HY Bonds.

“HY Bonds” means the notes issued under the HY Bond Indenture.

“HY Bond Default” means an Event of Default (as defined in the HY Bond Indenture) related to a default in payment of any amount due under the HY Bond Indenture or the HY Bonds (but only if, in the case of any amounts not constituting principal or interest, such amounts exceed €500,000).

“HY Bond Default Notice” means a notice from the HY Bonds Trustee or any HY Bondholder to the Security Trustee specifying the event or circumstances of a HY Bond Default.

“HY Bond Facility” means the high yield bond facility provided under the terms of the HY Bond Indenture.

“HY Bond Finance Document” means the HY Bonds, the HY Bond Indenture and this Deed and shall include guarantees, security documents and any other ancillary agreements, documents and instruments relating thereto.

“HY Bond Guarantee” means a guarantee of the obligations of the HY Bond Issuer under the HY Bonds and the HY Bond Indenture, which is subordinated in right of payment to Liabilities arising in connection with the Senior Debt.

“HY Bond Indenture” means the indenture dated as of 1 December 2003 entered into between the relevant Obligors, the HY Bonds Trustee and Kredietbank S.A. Luxembourgeoise as Luxembourg paying and transfer agent.

“HY Bond Issuer” means the Company in its capacity as issuer of the HY Bonds.

“HY Bond Standstill Period” means a period of not less than 179 days after receipt of a HY Bond Default Notice by the Security Trustee.

“HY Bond Stop Notice” means the notice issued under Clause 4.3 (Payment blockage under HY Bonds) by the Security Trustee specifying the relevant Senior Default pursuant to which Permitted HY Bonds Payments are suspended.

“HY Debt” means all Liabilities payable or owing by any Obligor to an HYB Creditor under or in connection with an HY Bond Finance Document.

“Insolvency Event” has the meaning given to it in Clause 5.1 (Subordination Events).

“Insolvent Obligor” has the meaning given to it in Clause 5.1 (Subordination Events).

“Instructing Group” means the Instructing Lenders.

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“Instructing Lenders” means, at any relevant time:

(a)                                      if there are no Utilisations then outstanding in respect of the Senior Facilities, a Senior Lender or Senior Lenders whose Commitments aggregate more than 66 2/3% of the total Commitments (or, if the total Commitments have been reduced to zero, aggregated more than 66 2/3% of the total Commitments immediately prior to the reduction); or

(b)                                     at any other time, a Senior Lender or Senior Lenders whose participations in the Utilisations then outstanding in respect of the Senior Facilities aggregate more than 66 2/3% of all of such Utilisations then outstanding, provided that if the Senior Facility Agreement provides for a different calculation for those Senior Lenders in relation to a specific matter required to give instructions to the Security Trustee or consents to be given then such alternative calculation shall apply to determine Instructing Lenders under this Agreement in relation to such specific matter.

“Insured Property Assets” means the Premises and the Disposal Premises and all an English Security Provider’s other assets of an insurable nature in the Premises and the Disposal Premises.

“Intellectual Property Rights” means:

(a)                                      any know-how, right in confidential information, patent, utility model, trade mark, service mark, right in design, internet domain name, business name, rights in topographies, rights in inventions or equivalent or similar rights;

(b)                                     any copyright, database right or other intellectual property right or equivalent or similar rights;

(c)                                      any interest (including by way of licence) in any of the above; or

(d)                                     any application (or right to apply) for any of the above,

in each case, whether registered or not, wherever in the world existing, now or in the future.

“Liability” means any present or future liability (actual or contingent and whether incurred solely or jointly or in any other capacity), including principal, interest, indemnities, advisers fees and costs and expenses arising at any time both pre and post enforcement, together with:

(a)                                      any permitted novation, deferral or extension of that liability;

(b)                                     any further advance which may be made under any agreement expressed to be supplemental to any document in respect of that liability, together with all related interest, fees and costs;

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(c)                                      any claim for damages or restitution in the event of rescission of that liability or otherwise;

(d)                                     any claim flowing from any recovery by a payment or discharge in respect of that liability on the grounds of preference or otherwise; and

(e)                                      any amount (such as post-insolvency interest, fees, costs, expenses and other amounts) which would be included in any of the above but for its discharge, non-provability, unenforceability or non-allowability in any insolvency or other proceedings.

“Limits” means the amount of a Creditor’s actual and potential liability in respect of principal or notional amounts under an Obligation, including undrawn commitments.

“Material Adverse Effect” means a material adverse effect on:

(a)                                      the business or financial condition of any Obligor or the Group as a whole;

(b)                                     the ability of an Obligor to perform its obligations under any Finance Document;

(c)                                      the validity or enforceability of any Finance Document in any material respect; or

(d)                                     any material right or material remedy of a Finance Party in respect of a Finance Document.

“Material IPR” means Intellectual Property Rights which are from time to time (a) required to be used by any Security Provider for the purpose of its business and operations; or (b) material in the context of the business of a member of the Group.

“Mortgaged Property” means, in relation to each English Security Provider, the freehold and leasehold property specified in Schedule 2 (Mortgaged Property) of the Debenture as set out under its name.

“Obligations” means the Liabilities owing to the Creditors under the Facilities, including, without limitation, any amounts in respect of fees, interest (including default interest), make-whole amounts, breakage costs and any other amounts payable in respect thereof.

“Obligor Accession Deed” means each memorandum to be entered into pursuant to Clause 14 (Changes to the Parties) which is substantially in the form set out in Part 2 of Schedule 3 (Accession Mechanics) by which a member of the Group accedes to this Deed as an Additional Obligor.

“Obligors” means the Company, the Subsidiary Obligors, any Additional Obligor, any other borrowers under, and guarantors of, any of the Facilities, any Security Provider, the HY Bond Issuer, any HY Bonds Guarantor.

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“Party” means any party (by accession or otherwise) to this Deed and Parties is to be construed accordingly.

“Permitted HY Bonds Payments” means the payments permitted by Clause 4.2 (Permitted payments under HY Bonds) for so long as they are permitted.

“Pre-Enforcement Entitlement” of a Senior Creditor means, prior to an Enforcement Point, each Senior Creditor’s entitlement calculated in accordance with Clause 8.1 (Pre-enforcement Entitlements).

“Premises” means all buildings and erections included in the definition of Security Assets (as defined in the English Security Agreement) but excluding the Disposal Premises.

“Real Property” means all freehold or leasehold property included in the definition of Security Assets (as defined in the English Security Agreement).

“Realisation Account” means the account established by the Security Trustee pursuant to paragraph 2.2 of Schedule 4 (Security Trust).

“Receiver” means any receiver and manager or other receiver (whether appointed pursuant to any Security Document, pursuant to any statute, by a court or otherwise).

“Refinancing” means the completion of a refinancing of the Senior Facilities.

“Report on Title” means any report or certificate on title on the Mortgaged Property addressed and provided at the request of the Security Trustee before the date of the English Security Agreement or, in the case of any Mortgaged Property acquired after the date of the English Security Agreement, its date of acquisition.

“Security” means the security granted under the Security Documents.

“Security Documents” means such documentation as is required to put the Security in place in form and substance satisfactory to the Security Trustee and the Creditors with the Security Documents as at the date of this Agreement being those set out in Schedule 6 (Security Documents).

“Security Interest” means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other security arrangement or agreement having a like effect.

“Security Provider” means any member of the Group providing Security.

“Senior Creditors” means the Senior Lenders and the Ancillary Banks and the Agent.

“Senior Debt” means all Liabilities payable or owing by any Obligor to a Senior Creditor under or in connection with a Senior Facility.

“Senior Debt Discharge Date” means the date upon which all of the Senior Debt has been unconditionally and irrevocably paid and discharged in full and all Commitments and Ancillary Facilities terminated, as determined by the Security Trustee.

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“Senior Default” means a Default as defined in the Senior Facility.

“Senior Event of Default” means an Event of Default as defined in the Senior Facility.

“Senior Facility” means any of the facilities provided on the terms of the Senior Facility Agreement or any Ancillary Facility, and includes any Refinancing of them.

“Senior Facility Agreement” means the agreement dated [•] September 2004 for the provision of, inter alia, (i) an extended term loan facility, (ii) a receivables finance facility, (iii) a revolving credit facility, (iv) an equipment loan facility, (v) a property loan facility, (vi) the Senior Tranche B Facility and (vii) Ancillary Facilities between (among others) the Obligors and the Senior Lenders from time to time.

“Senior Payment Default” means a payment Default as defined in a Senior Facility.

“Senior Tranche B Facility” has the meaning given to it in the Senior Facility Agreement.

“Subsidiary” means a subsidiary within the meaning of section 736 of the Companies Act 1985, as amended by section 144 of the Companies Act 1989, but excluding Wedgwood Museum Trust Limited (incorporated in England with registered number 715537).

“Tax” means any tax, levy, import, duty or other charge or withholding of a similar nature (including any related penalty or interest).

“Utilisation” means a utilisation of a Senior Facility.

1.2                          Construction

(a)                                      In this Deed, unless the contrary intention appears, a reference to:

(i)                       an “amendment” includes a supplement, novation, restatement or re-enactment and “amended” is to be construed accordingly;

“assets” includes present and future properties, revenues and rights of every description;

an “authorisation” includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money;

a “person” includes any person, firm, company, corporation, government, state, agency, organisation, association, body, department, trust, partnership (whether or not having separate legal personality) or any other entity of any description;

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having

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the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(ii)                    a currency is a reference to the lawful currency for the time being of the relevant country;

(iii)                 a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(iv)                a Clause, sub-clause or a Schedule is a reference to a clause or sub-clause of, or a schedule to, this Deed;

(v)                   a person includes its successors in title, permitted assigns and permitted transferees;

(vi)                a time of day is a reference to London time.

(b)                                     Unless the contrary intention appears, a reference to a “month” or “months” is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

(i)                       if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

(ii)                    if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

(iii)                 notwithstanding paragraph (i) above, a period which commences on the first Business Day of a month will end on the last Business Day in that calendar month.

(c)                                      A reference to a Party will not include that Party if it has ceased to be a Party under this Deed.

(d)

(i)                      Where there is any conflict between the terms of this Deed and any other agreement (other than the HY Bond Indenture), the terms of this Deed shall prevail and have priority over any such other agreement.

(ii)                    It is the intention of the parties that the following provisions of the HY Bond Indenture and this Deed, respectively (including, for the purposes of such provisions, the definitions contained in such agreements as used in such provisions), shall be interpreted so that such provisions shall have the same effect, notwithstanding the difference in governing law applicable to such agreements and notwithstanding the use of differing words and expressions:

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(A)                Sections 10.5 and 12.5 of the HY Bond Indenture and Clause 4.3 (Payment Blockage under HY Bonds) of this Deed, respectively;

(B)                  Sections 10.2 and 12.2 of the HY Bond Indenture and Clause 4.6 (Enforcement under the HY Bonds) and Clause 4.7 (HY Bond Standstill Periods) of this Deed, respectively;

(C)                  Sections 10.3, 10.4, 12.3 and 12.4 of the HY Bond Indenture and Clause 5.1 (Subordination Events) of this Deed, respectively;

(D)                 Sections 10.4 and 12.4 of the HY Bond Indenture and Clause 6.1 (Non-permitted payment) of this Deed, respectively;

(E)                   Section 11.5(a) of the HY Bond Indenture and paragraph (a) of Clause 11.7 (Issues relating to the interests of the HYB Creditors) of this Deed, respectively; and

(F)                   Section 13.3(b)(1) of the HY Bond Indenture and Clause 11.6 (Release of Security) and paragraphs (b) and (c) of Clause 11.7 (Issues relating to the interests of the HYB Creditors) of this Deed, respectively.

(iii)                 If there is any dispute as to the interpretation of the provisions contained in Clauses 4 (Provisions relating to the HY Bonds) to 6 (Turnover), the provisions of the HY Bond Indenture shall prevail.

(e)                                      The parties hereto agree that this Deed replaces the intercreditor and security trust agreement between, among others, the Company and certain of its Subsidiaries and the HY Bonds Trustee dated 26 November 2003.

2.                                 RANKING

(a)                                      In accordance with the terms of this Deed, the Debt and the Security rank in the following order:

First                                           Senior Debt;

Second                               HY Debt.

(b)                                     The ranking in paragraph (a) above applies regardless of:

(i)                        the order of registration, notice or execution of any document;

(ii)                     when any Debt is incurred;

(iii)                  whether or when a Creditor is obliged to advance any Debt; or

(iv)                 any fluctuation in the outstanding amount of, or any intermediate discharge of, any Debt.

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3.                                 NATURE OF PARTIES’ RIGHTS AND OBLIGATIONS

3.1                          Obligors

(a)                                      Each Obligor is a Party solely for the purpose of acknowledging the priorities, rights and obligations recorded in this Deed.  No Obligor has any rights under this Deed (except under Clause 10 (Post-Enforcement Distributions), Clause 11.6 (Release of Security), Clause 11.7 (Issues relating to the interests of the HYB Creditors), Clause 13.2 (Undertakings of Obligors), Clause 13.3 (Undertakings of Security Providers), Clause 13.4 (Undertakings of Obligors in respect of HY Debt), Clause 22 (Notices) and Clause 23 (Governing Law)) and no undertaking is given (or deemed to be given) to, or for the benefit of, any Obligor.  Notwithstanding the other provisions of this Deed, the Creditors shall be able to alter the priority and ranking of their Security and Obligations amongst themselves without reference to, or any consent from, the Obligors, but are not entitled (without the consent of the Company) to amend any provisions under which the Obligor has any rights.

(b)                                     The Parties do not intend that this Deed should create any rights which are enforceable by any person who is not a Party, whether under the Contracts (Rights of Third Parties) Act 1999 or otherwise.

3.2                          Creditors

Unless otherwise agreed by all the Creditors:

(a)                                      the obligations of a Creditor under this Deed are several;

(b)                                     failure by a Creditor to perform its obligations under this Deed does not affect the obligations of any other Creditor under this Deed; and

(c)                                      no Creditor is responsible for the obligations of any other Creditor under this Deed.

3.3                          Preservation of Debt

Notwithstanding any term of this Deed postponing, subordinating or preventing the payment of any Debt:

(a)                                      that Debt will, solely as between the relevant Obligors and the relevant Creditors, remain owing or due and payable in accordance with the terms of the applicable Credit Documents; and

(b)                                     interest and default interest will accrue on missed payments accordingly.

3.4                          Refinancing of Senior Debt

Any or all of the Senior Debt may be refinanced and any debt refinancing of that Senior Debt will be treated as Senior Debt and rank accordingly in accordance with this Deed.  Furthermore, the providers of debt refinancing any Senior Debt (to the extent that such refinancing debt is not provided in contravention of the provisions of the HY Bond Indenture) shall be deemed to be Senior Creditors and the HY Bonds shall be subordinated to such Senior Debt on the terms of this Deed.  The Parties will

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promptly execute all such documents (including by way of accession to this Deed) and do all such acts as shall be necessary to effect such treatment and ranking.

4.                                 PROVISIONS RELATING TO THE HY BONDS

4.1                          Obligations under HY Bonds

(a)                                      Until the Senior Debt Discharge Date, without the prior written consent of the Instructing Lenders, no member of the Group (other than the HY Bond Issuer or any HY Bonds Guarantor, in each case in accordance with the provisions of this Deed) shall pay, defease, prepay, repay, redeem or acquire any of the HY Bonds Liabilities.

(b)                                     Until the Senior Debt Discharge Date, without the prior written consent of the Instructing Lenders, the HY Bond Issuer (or an HY Bonds Guarantor) may only pay, repay, redeem or acquire any of the HY Bonds Liabilities at any time in accordance with the terms of the HY Bond Finance Documents if that action is permitted under Clause 4.2 (Permitted payments under HY Bonds).

(c)                                      Until the Senior Debt Discharge Date, no indebtedness of the HY Bonds Issuer or any HY Bonds Guarantor other than Senior Debt shall be designated as “Designated Senior Debt” as defined in the HY Bonds Indenture.

(d)                                     Until the Senior Debt Discharge Date, no amendments may be made to any HY Bond Finance Document other than in accordance with Clause 15.4 (Amendments to Facilities).

4.2                          Permitted payments under HY Bonds

Until the Senior Debt Discharge Date, subject to the provisions of Clause 4.3 (Payment blockage under HY Bonds) and Clause 5 (Subordination on Insolvency), the HY Bond Issuer or any HY Bonds Guarantor may only make payments to the HYB Creditors in respect of the Liabilities under the HY Bonds then due (prior to the scheduled maturity of the HY Bonds) to the extent that such payment is a payment of interest, default interest, fees, expenses, liquidation damages or premium or any payment made further to the application of the gross-up provisions in the HY Bond Finance Documents.

4.3                          Payment blockage under HY Bonds

Prior to the Senior Debt Discharge Date, without the prior written consent of the Instructing Lenders and subject to Clause 5 (Subordination on Insolvency), neither the HY Bond Issuer nor any HY Bonds Guarantor may make any payment in relation to any HY Bonds Liabilities:

(a)                                      if a Senior Payment Default occurs and is continuing, until such time as the Senior Payment Default is cured or waived; or

(b)                                     if a Senior Default (other than a Senior Payment Default) occurs and is continuing, on and from the date upon which the HY Bonds Trustee receives an HY Bond Stop Notice from the Security Trustee in accordance with Clause 4.4 (HY Bond Stop Notices) below, until the earlier of:

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(i)                        the date falling 179 days after receipt by the HY Bonds Trustee of the HY Bond Stop Notice;

(ii)                     the date upon which the relevant Senior Default has been cured or waived;

(iii)                  the date upon which the Security Trustee delivers a notice to the HY Bonds Trustee cancelling the HY Bond Stop Notice; and

(iv)                 the Senior Debt Discharge Date.

4.4                          HY Bond Stop Notices

(a)                                      The Security Trustee shall issue an HY Bond Stop Notice to the HY Bonds Trustee if it is instructed to do so by the Instructing Lenders.

(b)                                     Whilst the relevant Senior Default is continuing, the Security Trustee shall only be entitled to deliver a notice to the HY Bonds Trustee cancelling the HY Bond Stop Notice if it is instructed to do so by the Instructing Lenders.

(c)                                      No new HY Bond Stop Notice (other than the first HY Bond Stop Notice delivered under this Deed) may be served by the Security Trustee unless and until a period of 360 days has passed since the delivery by the Security Trustee of the immediately preceding HY Bond Stop Notice.

4.5                          Effect of non-payment under HY Bonds

Any failure to make a payment under the HY Bond Finance Documents by reason of any provisions of this Deed shall not prevent the occurrence of a Default or Event of Default (each as defined in the HY Bond Indenture) arising as a consequence of such non-payment.

4.6                          Enforcement under the HY Bonds

Prior to the Senior Debt Discharge Date, no HYB Creditor shall be entitled to take any Enforcement Action against the HY Bond Issuer or an HY Bonds Guarantor in respect of the HY Bonds, unless:

(a)                                      it has received the prior written consent of the Security Trustee, which may only provide such consent if authorised to do so by the Instructing Lenders;

(b)                                     any of the Senior Debt has been declared to be prematurely due and payable or payable on demand (and demand has been made) by reason of a Senior Event of Default;

(c)                                      such Enforcement Action is permitted pursuant to Clause 4.7 (HY Bond Standstill Periods) as a result of the expiry of any HY Bond Standstill Period arising as a consequence of any HY Bond Default Notice being issued on behalf of the HYB Creditors in accordance with Clause 4.7 (HY Bond Standstill Periods) below;

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(d)                                     an Insolvency Event occurs in relation to the HY Bonds Issuer or an HY Bonds Guarantor, provided that Enforcement Action may only be taken against the entity in respect of which the Insolvency Event has occurred; or

(e)                                      any Enforcement Action is taken by the Security Trustee with regard to any of the Security Documents.

For the avoidance of doubt, prior to the Senior Debt Discharge Date, no HYB Creditor shall be entitled to take any action that involves the enforcement of any Security or other exercise of rights in connection with the Security Documents.

4.7                          HY Bond Standstill Periods

(a)                                      If an HY Bond Default occurs and is continuing, any HY Bondholder or the HY Bonds Trustee may deliver an HY Bond Default Notice to the Security Trustee, at which point an HY Bond Standstill Period shall be deemed to have commenced.  Following delivery of an HY Bond Default Notice by an HY Bondholder, the HY Bonds Trustee shall promptly confirm the occurrence of the relevant HY Bond Default upon request by the Security Trustee.

(b)                                     If, by the end of the applicable HY Bond Standstill Period, the Senior Creditors have not taken any Enforcement Action then, provided that the HY Bond Default in respect of which the HY Bond Default Notice was issued is continuing and has not been cured or waived, the HY Bond Creditors shall be entitled to take Enforcement Action (other than in respect of paragraph (g) of the definition of “Enforcement Action”).

(c)                                      No HY Bond Standstill Period can be extended beyond 179 days by means of the subsequent issuance of an HY Bond Stop Notice.

(d)                                     The HY Bonds Trustee shall notify the Security Trustee of any Enforcement Action to be taken by the HYB Creditors prior to it being taken, to the extent that the HY Bonds Trustee is aware of such Enforcement Action.

5.                                 SUBORDINATION ON INSOLVENCY

5.1                          Subordination events

(a)                                      In this Clause “Insolvent Obligor” means an Obligor in respect of which any of the events listed below occur (each such event being an “Insolvency Event”):

(i)        it enters into a moratorium or a composition, assignment or similar arrangement with any of its creditors;

(ii)       a meeting of it is convened for the purpose of considering any resolution for (or to petition or make an application for) its winding-up, administration, examination or dissolution or any such resolution is passed;

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(iii)      an order for its winding-up, administration, examination or dissolution is made;

(iv)      any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, examiner, administrator or similar officer is appointed in respect of it or a case under Chapter 7 or Chapter 11 of the US Bankruptcy Code is commenced in respect of it;

(v)       its director or other officers request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, examiner, administrative receiver, administrator or similar officer; or

(vi)      any other analogous step or procedure is taken in any jurisdiction.

(b)                                     Any HY Debt owed by an Insolvent Obligor will be subordinate in right of payment to any Senior Debt owed by that Insolvent Obligor.

5.2                          Consequences of insolvency

(a)                                      In relation to any Enforcement Action undertaken in respect of any Security Document, the Security Trustee may:

(i)        claim, enforce and prove for any HY Debt owed by an Obligor;

(ii)       file claims and proofs, give receipts and take any proceedings as the Security Trustee considers reasonably necessary to recover that HY Debt;

(iii)      do anything which the Security Trustee sees fit to recover that HY Debt; and

(iv)      receive all distributions on that HY Debt for application against the Senior Debt in the manner provided for in this Deed.

(b)                                     If and to the extent that the Security Trustee is not entitled to do anything mentioned in paragraph (a) above or does not wish to do so, the HY Bonds Trustee (on its own behalf and on behalf of the HY Bondholders) must (at the expense of the Senior Creditors) do so in good time and as requested by the Security Trustee.

(c)                                      Each HYB Creditor irrevocably authorises the Security Trustee to take any action referred to in paragraph (a) above in respect of any HY Debt owed by an Insolvent Obligor to it.

(d)                                     Until the Senior Debt Discharge Date, the HYB Trustee shall:

(i)        hold any payment or distribution in cash or in kind received or receivable by it in respect of any HY Debt from or on behalf of an Insolvent Obligor in trust for the Senior Creditors;

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(ii)       promptly pay and transfer any such payment or distribution to the Security Trustee for application against the Senior Debt in the manner provided for in this Deed; and

(iii)      direct the trustee in bankruptcy, liquidator, assignee or other person distributing the assets of an Insolvent Obligor or their proceeds to pay all payments and distributions on the HY Debt direct to the Security Trustee.

(e)                                      Nothing in this Clause entitles the Security Trustee or any Senior Creditor to require any HYB Creditor to exercise any voting right to waive, reduce, discharge, extend the due date for payment or reschedule any HY Debt.

5.3                          Further assurance

The HY Bonds Trustee must, at its own expense, take whatever action the Security Trustee may require to give effect to this Clause, such expenses to be reimbursed pursuant to paragraph (a) of Clause 10.1 (Order of Distributions) of this Deed.

6.                                 TURNOVER

6.1                          Non-permitted payment

If:

(a)                                      an HYB Creditor receives a payment or distribution in respect of any of the HY Debt from or on behalf of an Obligor other than as allowed under this Deed; or

(b)                                     an HYB Creditor receives the proceeds of any enforcement of any Security or any guarantee for any HY Debt other than as allowed under this Deed,

that HYB Creditor must pay to the Security Trustee the amount received by it, promptly upon written request of the Security Trustee (acting on the instructions of the Senior Creditors).  Any amount so received by the Security Trustee will be applied against the Debt in the order provided for under this Deed.

6.2                          Non-permitted discharge

If, for any reason, prior to the Senior Debt Discharge Date, the HY Debt is discharged in any manner by or on behalf of the Group other than as allowed under this Deed, the HYB Creditors must immediately pay an amount equal to the amount discharged to the Security Trustee for application against the Debt in the order provided for under this Deed.  Any amount so received by the HYB Creditors shall be held on trust until such payment is made.

6.3                          Over receipt

If, after the Senior Debt Discharge Date, any Senior Creditor receives an amount which is not capable of being applied against any Senior Debt, that Senior Creditor must pay an amount equal to that amount to the Security Trustee for application against the Debt in the order provided under this Deed.

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6.4                          Turnover by Obligors

If an Obligor receives from a third party a payment or distribution which should have been paid to the Security Trustee or a Creditor, the Obligor must promptly pay to the Security Trustee the amount received by it and required to be so paid.  Any amount so received by the Obligor from the third party shall be held by it on trust until such payment is made.  Any amount so received by the Security Trustee will be applied against the Debt in the order provided for under this Deed.

6.5                          Indemnity

Any HY Bond Guarantor which is a guarantor of any amount of the HY Debt which is turned over in accordance with this Clause 6 (Turnover) shall fully indemnify each HYB Creditor for the amount of any payment or distribution made to the Security Trustee by that HYB Creditor in accordance with the provisions of this Clause.

7.                                 PROTECTION OF SUBORDINATION

7.1                          Continuing subordination

The subordination provisions in this Deed constitute a continuing subordination and will benefit the ultimate balance of all of the Senior Debt, regardless of any intermediate payment or discharge in whole or in part.

7.2                          Waiver of defences

The subordination in this Deed and the obligations of each HYB Creditor under this Deed will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice the subordination of any of those obligations.  This includes:

(a)                                      any time or waiver granted to, or composition with any person;

(b)                                     any release of any person under the terms of any composition or arrangement;

(c)                                      the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

(d)                                     any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(e)                                      any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

(f)                                        any amendment (however fundamental) of a Credit Document or any other document or security, other than, following an increase in the principal amount of the Senior Facilities, in respect of the principal amount of such increase which does not qualify as Senior Debt in accordance with the provisions of the HY Bond Indenture; or

(g)                                     any unenforceability, illegality or invalidity of any obligation of any person under any Credit Document or any other document or security.

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7.3                          Immediate recourse

Each HYB Creditor waives any right it may have of first requiring any Senior Creditor (or an Agent or any trustee or other agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming the benefit of this Deed.

7.4                          Appropriations

Until the Senior Debt Discharge Date, each Senior Creditor (or the Security Trustee or any trustee or other agent on its behalf) may, without affecting the liability of any HYB Creditor under this Clause:

(a)

(i)                       refrain from applying or enforcing any other moneys, security or right held or received by it (or by any trustee or agent on its behalf) in respect of the Senior Debt; or

(ii)                    apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise); and

(b)                                     hold in an interest-bearing suspense account any moneys received from a HYB Creditor or on account of a HYB Creditor’s liability under this Deed.

7.5                          Non-competition

Until:

(a)                                      the Senior Debt Discharge Date; or

(b)                                     the Security Trustee otherwise directs or as is otherwise permitted by this Deed,

no HYB Creditor will, under any circumstance, be subrogated to any rights, security or moneys held, received or receivable by any other Creditor (or the Security Trustee or any trustee or other agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of its liability under this Deed.

7.6                          Subrogation by HYB Creditors

(a)                                      If any Senior Debt is paid out of any proceeds received in respect of or on account of any HY Debt in accordance with this Deed, the relevant HYB Creditors will to that extent be subrogated to the Debt so paid (and all securities and guarantees for that Debt) but not before the Senior Debt Discharge Date.

(b)                                     If an HYB Creditor is entitled to exercise any such right of subrogation after the Senior Debt Discharge Date, each Senior Creditor must, if it is indemnified to its satisfaction by cash collateral against any resulting costs and expenses (including legal fees), provide such assistance to enable that right to be exercised as the HYB Creditor may reasonably request.

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8.                                 PRE-ENFORCEMENT ENTITLEMENTS

8.1                          Pre-Enforcement Entitlements

Subject to this Clause 8.1, prior to any Enforcement Point any amount applied in prepayment of a Senior Facility either voluntarily or, in accordance with any provision of a Senior Facility, shall, unless:

(a)                                      otherwise agreed to in writing by the Instructing Lenders; or

(b)                                     a Refinancing has occurred which does not reduce the amount of Debt and commitments available under a Senior Facility,

be applied in accordance with the provisions of the Senior Facilities.

8.2                          Adjustment Post-Enforcement

All distributions made under the provisions of this Clause 8 shall be subject to adjustment post-enforcement in accordance with the provisions of Clause 10 (Post-Enforcement Distributions)

8.3                          Information

At the request of the Security Trustee any Creditor shall within 3 Business Days, provide details of its current Limit or Exposure, as the case may be.

9.                                 ENFORCEMENT OF SECURITY

9.1                          Crystallisation

Promptly following the Enforcement Point, each Senior Creditor must (unless otherwise agreed by the Instructing Lenders), to the extent that it is able to do so under the relevant bankruptcy laws, accelerate or otherwise crystallise the Obligations owing to it, exercise any rights of set-off, retention, compensation, netting, consolidation and combination of accounts available to it and apply any cash cover which it holds (this process being referred to as “Consolidation”).

9.2                          Enforcement of Security

Following the occurrence of an Enforcement Event, the Security Trustee must (and must only) enforce the Security (to the extent permitted under the Security Documents and applicable law) if it is directed to do so by the Instructing Lenders.  The Security Trustee shall inform each of the other Creditors if it is so directed to enforce the Security.

9.3                          Security Interests

Other than in respect of the Security or any other security granted by a member of the Group for the benefit of all Creditors or guarantees and indemnities given under the Credit Documents in accordance with the provisions thereof, none of the Creditors shall require any member of the Group to provide, grant or create or to procure the provision, grant or creation by any other person or accept from any member of the Group or any other person any guarantee, indemnity or other Security Interest.  In the event that any Creditor breaches this Clause 9.3, the Security Interest, guarantee or indemnity to be granted or given to such Creditor shall be deemed to have been

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granted or given by the parties thereto in favour of the Security Trustee to hold on the trusts created by this Deed.

10.                           POST-ENFORCEMENT DISTRIBUTIONS

10.1                    Order of Distributions

(a)                                      All Distributions received by, or held on trust for, the Security Trustee shall be applied to discharge, or in respect of Contingent Indebtedness, to provide cash cover to be held by the Security Trustee for, the indebtedness under the Facilities as at the Enforcement Point as adjusted from time to time in the following order of priority:

(i)        first, pro rata towards the unpaid fees, costs and expenses (including, without limitation, legal fees) of the Security Trustee, any Receiver appointed under and pursuant to the Security Documents, the Senior Creditors and the HY Bonds Trustee (and their respective advisers);

(ii)       second, in or towards payment of all Obligations of the Obligors due to the Senior Creditors under the Senior Facilities (except (1) Obligations due to the Senior Creditors in respect of the Senior Tranche B Facility and (2) any early termination fee due to the Senior Creditors other than the Ancillary Banks under an Ancillary Facility) on a pro rata basis in the event of a shortfall (provided that the maximum share of the Ancillary Banks in aggregate in respect of Obligations under or in respect of the Ancillary Facilities under a distribution pursuant to this paragraph shall not exceed euro 10,000,000 and in the event of a shortfall the Ancillary Banks shall share on a pro rata basis);

(iii)      third, in or towards payment of all Obligations of the Obligors due to the Senior Creditors in respect of the Senior Tranche B Facility (excluding any early termination fee due to the Senior Creditors);

(iv)      fourth, in or towards payment of Obligation of the Obligors due to the Senior Creditors in respect of early termination fees (other than in relation to the Senior Tranche B Facility and any Ancillary Facility) on a pro rata basis;

(v)       fifth, in or towards payment of Obligations of the Obligors due to the Senior Creditors in respect of early termination fees relating to the Senior Tranche B Facility on a pro rata basis;

(vi)      sixth, in or towards payment of all other Obligations of the Obligors under the Ancillary Facilities to the Ancillary Banks not otherwise discharged under the previous provisions, with any such amounts to be shared among them on a pro rata basis, and taking no account (for this purpose) of the euro 10,000,000 limit referred to in sub-paragraph (ii) above;

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(vii)     seventh, in or towards payment of all Obligations of the Obligors due to the HYB Creditors under the HY Bond Finance Documents;

(viii)    eighth, the balance shall be payable to the Obligors to the extent permitted under applicable law,

provided that any Senior Creditor shall be entitled to apply any distribution received under second, third or sixth above to its Obligations whether for principal, interest, breakage costs or other amounts payable in respect thereof as it thinks fit.

(b)                                     If a Distribution is received by the Security Trustee and is to be applied in accordance with the priorities set out in paragraph (a) above in paying a Creditor or providing cash cover in a currency other than that in which payments to that Creditor are required to be made pursuant to the terms of the Facilities (the “Contractual Currency”) then the Security Trustee shall upon receipt of such sum convert it into euros at the Exchange Rate on the date such payment is to be made. The payment to that Creditor by the Security Trustee, or the provision of cash cover, shall only serve to satisfy the relevant amounts due (actually or contingently) to such Creditor to the extent that sums are received in the Contractual Currency.

(c)                                      Any amount to be distributed to any Creditor in respect of any Contingent Indebtedness pursuant to this Clause 10 shall be retained by the Security Trustee as cash cover for such Contingent Indebtedness and shall bear interest at a market rate and any amount so retained by the Security Trustee as cash cover for Contingent Indebtedness under this Clause 10 and such interest shall be applied by the Security Trustee in reduction of such Contingent Indebtedness as it matures provided that if any such Contingent Indebtedness (together with any interest accrued) thereon expires or matures at less than the aggregate amount of such cash cover or the balance thereof as the case may be shall be applied promptly, and in any event within seven Business Days, by the Security Trustee in accordance with the order of distribution specified in paragraph (a) above.

(d)                                     The Company and the Obligors agree that the obligations and sharing arrangements in this Deed are supplemental to the provisions of the Facilities and that the obligations of the Company and the Obligors under the Facilities to make payments of interest and break-funding costs in connection with the payments required to be made thereunder are in no way limited or overridden by the terms of this Deed and such obligations are in addition to the requirements of the Company and the Obligors to make the payments which are to be shared pursuant to this Deed.

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11.                           SECURITY

11.1                    Registration and Notice

The Parties agree to co-operate with each other with a view to reflecting the priorities referred to in Clause 10 (Post-Enforcement Distributions) in any register or with any filing or registration authority and (where appropriate) in giving notice to any relevant persons.

11.2                    Variation of Security

The priorities in Clause 10 (Post-Enforcement Distributions) shall not be affected by any circumstance or event (including without limitation, any reduction, satisfaction or variation of the Facilities or any amounts owing thereunder, anything contained in the Security Documents or the date on which any indebtedness was incurred).

11.3                    Further Advances or Guarantees

The priorities in Clause 10 (Post-Enforcement Distributions) shall apply regardless of whether or not any Creditor is obliged to advance or re-advance any moneys or further moneys and regardless of any fluctuations in the total amount of Exposures or any intermediate discharge of any Exposures, whether in whole or in part.

11.4                    Not to Affect Security

(a)                                      Nothing in this Deed shall as between the Obligors on the one hand, and the Creditors on the other hand, affect or prejudice any of the rights and remedies of the Creditors or the Security Trustee under the Security Documents or any other Security, guarantee or other instrument or agreement (which subject to the terms of the Facilities shall remain in full force and effect in accordance with their respective terms), including without limitation any rights of consolidation, set-off and/or enforcement.

(b)                                     No purchaser dealing with any Creditor, the Security Trustee or any Receiver appointed by the Security Trustee shall be concerned in any way with the provisions of this Deed but shall assume that such Creditor, Security Trustee or Receiver, as the case may be, is acting in accordance with the provisions of this Deed.

11.5                    Suspense Account

All moneys received, recovered or realised by the Security Trustee under any of the Security Documents (including the proceeds of any conversion of currency) may, unless the Creditor entitled to such sum expressly requires the Security Trustee to do otherwise, in the discretion of the Security Trustee be credited to any suspense account held with the Security Trustee and may be held in such account for so long as the Security Trustee may think fit (subject to the Security Trustee’s obligations to make distributions in accordance with this Deed).  Any such suspense account shall bear interest at a market rate.

11.6                    Release of Security

The Security Trustee and each Creditor (if required) shall, upon written request by the Company, release security over any asset which is to be disposed of in accordance with the provisions of the Senior Facilities.  Following the Senior Debt Discharge Date

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the Security Trustee shall, upon written request by the Company, release security over any asset to the extent permitted under the provisions of the HY Bond Indenture.  Each Creditor hereby irrevocably authorises the Security Trustee to release Security over any asset in its name and on its behalf (without the need for any further authorisation) in accordance with the provisions of this Clause 11.6.

11.7                    Issues relating to the interests of the HYB Creditors

(a)                                      Any HY Bond Guarantee provided by an Obligor whose shares are sold or all or substantially all of whose assets are sold, and in each case any HY Bond Guarantee of any Subsidiary of such Obligor, shall be automatically and unconditionally released:

(i)        following an Enforcement Event, if such sale occurs as a result of an enforcement of a share pledge by the Security Trustee; and

(ii)       upon any other sale or disposition (including through merger or consolidation), provided that such sale does not result in the breach of any provision of the HY Bonds Finance Documents.

(b)                                     Any security provided by any member of the Group to or for the benefit of the HY Bond Finance Parties over any assets (including the Security) shall be automatically and unconditionally released:

(i)        at any time, for the purposes of a disposition of such assets, provided that such disposition is made in compliance with the HY Bond Indenture and;

(ii)       upon the repayment in full of all Senior Debt with the proceeds of one or more asset sales as provided in, and subject to, the terms of the HY Bond Indenture.

(c)                                      If, in the event that the Senior Debt is refinanced with equity (if continued security is not otherwise required under the terms of the HY Bonds Indenture) or debt financing and the indebtedness so refinancing the Senior Debt (the “Refinancing Indebtedness”) no longer has the benefit of all or any part of the Security, then in each case the Security which no longer secures either the Senior Debt or any Refinancing Indebtedness shall also be automatically released in respect of the HY Debt.

(d)                                     The HY Bonds Trustee agrees to take any action as is necessary to ensure its compliance with the provisions of this Clause 11.7, and irrevocably authorises the Security Trustee to effect such releases required to be made by it under this Clause 11.7 in its name and on its behalf and without the need for any further authorisation or otherwise.

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12.                           REPRESENTATIONS OF THE OBLIGORS

12.1                    Representations of all Obligors

Each Obligor makes the representations set out in this Clause to the Security Trustee and the Creditors.

(a)                                      Status:  Subject to any qualifications as to matters of law only contained in the legal opinions referred to in Part 1 of the Conditions Precedent Document, it is a limited liability company, or, in the case of any Obligor incorporated in the United States, an entity, which is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation.

(b)                                     Powers and authorities: Subject to any qualifications as to matters of law only contained in the legal opinions referred to in Part 1 of the Conditions Precedent Document, it has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of this Deed and each Security Document it enters into and the transactions contemplated by this Deed and each Security Document it is a party to.

(c)                                      Legal validity: Subject to any qualifications as to matters of law only contained in the legal opinions referred to in Part 1 of the Conditions Precedent Document, this Deed and each Security Document to which it is a party constitutes its legal, valid and binding obligation enforceable in accordance with its terms and would be so treated in the courts of its place of incorporation and any other jurisdiction to which that Obligor has agreed to submit in any Credit Document and except to the extent that such enforcement may be subject to applicable equitable principles of Bankruptcy, insolvency, reorganisation, moratorium or other similar laws now or hereafter in effect relating to creditor’s rights and remedies generally.

(d)                                     Non-conflict: Subject to any qualifications as to matters of law only contained in the legal opinions referred to in Part 1 of the Conditions Precedent Document, the entry into and performance by it of, and the transactions contemplated by, this Deed do not and will not:

(i)                        conflict in any material respect with any law or regulation applicable to it;

(ii)                     conflict with its constitutional documents; or

(iii)                  conflict with any document which is binding upon it or any of its assets in any material respect.

(e)                                      Authorisations: Subject to any qualifications as to matters of law only contained in the legal opinions referred to in Part 1 of the Conditions Precedent Document, all authorisations required of it in connection with:

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(i)        the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Deed and any Security Document to which it is a party; and

(ii)       the carrying on by it of its business in all material respects as it is being conducted,

has been obtained or effected (as appropriate) and are in full force and effect, save (i) for the registration, notarisation or notification of any Security Document which can only be done after the execution of the relevant documents, which registration will be effected promptly and in any event within any prescribed time period; and (ii) in the case of (ii) only, where failure to obtain or effect any such authorisation or for it not to be in full force and effect would not have a Material Adverse Effect.

(f)                                        Nature of security: Each Security Document it is a party to creates those Security Interests it purports to create.

(g)                                     Immunity:

(i)        The execution by it of this Deed and each Security Document it is a party to constitutes, and the exercise by it of its rights and performance of its obligations under this Deed and each such Security Document will constitute, private and commercial acts performed for private and commercial purposes; and

(ii)       It will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to this Deed or any Security Document it is a party to.

(h)                                     No adverse consequences:

(i)        It is not necessary under the laws of its jurisdiction of incorporation:

(A)                in order to enable the Security Trustee to enforce its rights under this Deed or any Security Document; or

(B)                  by reason of the execution of this Deed or any Security Document or the performance by it of its obligations under them,

that the Security Trustee should be licensed, qualified or otherwise entitled to carry on business in its jurisdiction of incorporation; and

(ii)       the Security Trustee is not and will not be deemed to be resident, domiciled or carrying on business in the jurisdiction of each Obligor by reason only of the execution, performance and/or enforcement of this Deed or any Security Document it is a party to.

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12.2                    Representations of the Security Providers

Each Security Provider represents to each Creditor that:

(a)                                      it is the sole legal and beneficial owner of or has licensed to it all Material IPR on normal commercial terms or by another member of the Group;

(b)                                     the Intellectual Property Rights over which Security is to be recorded have been identified in one or more of the Security Documents as at the date of this Deed, and thereafter are either identified in one or more of the Security Documents or have been notified to the Security Trustee to the extent required by paragraph (b) of Clause 13.3 (Undertakings of Security Providers);

(c)                                      it is the sole legal and beneficial owner of the Intellectual Property Rights identified in the English Security Agreement as belonging to it and, so far as it is aware, the trade marks which are Material IPR identified in the Security Documents as belonging to it are not invalid and are in force;

(d)                                     the trade marks within Material IPR incorporating either of the words “Waterford” and “Wedgwood” (alone or in combination with other words or devices) remain distinctive of the products of the Group;

(e)                                      the Intellectual Property Rights in respect of which it has granted security in the Security Documents are free of any Security Interests (except for those created by or under the Security Documents) and any other rights or interests (including any licences) in favour of third parties other than licences to third parties which in the case of licences of Material IPR are in the ordinary course of business and on arms’ length commercial terms;

(f)                                        it does not, in carrying on its business, infringe any Intellectual Property Rights of any third party in any respect which could have a Material Adverse Effect;

(g)                                     without prejudice to (f) immediately above, to the best of its knowledge, it does not, in carrying on its business, infringe any Intellectual Property Rights of any third party;

(h)                                     to the best of its knowledge, no Intellectual Property Right owned by it is being infringed, nor is there any threatened infringement of any such Intellectual Property Right in any respect which could have a Material Adverse Effect;

(i)                                         it has taken all formal or procedural actions (including payment of fees) required to maintain all material Intellectual Property Rights owned by it which are material in the context of its business except where failure to take any such action would not have a Material Adverse Effect; and

(j)                                         to the best of its knowledge, it owns the copyright, design rights and other Intellectual Property Rights in the devices, marks and logos incorporated in

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the registered trade marks of which it is the proprietor which are Material IPR.

12.3                    Representations of English Security Providers - Information for Report on Title

Each English Security Provider represents to each Creditor that:

(a)                                      the information it or any of its agents provided to the lawyers who prepared any Report on Title relating to any of its Mortgaged Property for the purpose of that Report on Title was true in all material respects at the date it was expressed to be given;

(b)                                     so far as the English Security Provider is aware, the information referred to in paragraph (a) above was at the date it was expressed to be given complete and did not omit any information which, if disclosed would make that information untrue or misleading in any material respect; and

(c)                                      as at the date of this Deed so far as the English Security Provider is aware, nothing has occurred since the date of any information referred to in paragraph (a) above which renders that information untrue or misleading in any respect and which, if disclosed, would make that information untrue or misleading in any material respect.

12.4                    Representations of English Security Providers - Title

Each English Security Provider represents to each Creditor that except as disclosed in any Report on Title relating to any of its Mortgaged Property:

(a)                                      it is the legal and beneficial owner of its Mortgaged Property;

(b)                                     no breach of any law or regulation is outstanding which affects or might affect materially the value of its Mortgaged Property;

(c)                                      there are no covenants, agreements, stipulations, reservations, conditions, interest, rights or other matters which might reasonably be expected materially and adversely to affect normal operation of its business;

(d)                                     nothing has arisen or has been created or is subsisting which would be an overriding interest over its Mortgaged Property which might reasonably be expected to materially and adversely affect the security over its Mortgaged Property;

(e)                                      no facilities necessary for the enjoyment and use of its Mortgaged Property, the lack of which might reasonably be expected to have a materially adverse effect on the normal operation of its business, are enjoyed by that Mortgaged Property on terms entitling any person to terminate or curtail its use;

(f)                                        it has received no notice of any adverse claims by any person in respect of the ownership of its Mortgaged Property or any interest in it, nor has any acknowledgement of any adverse claim been given to any person in respect of its Mortgaged Property; and

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(g)                                     its Mortgaged Property is held by it free from any Security Interest (except those under the Security Documents) or any tenancies or licences.

12.5                    Times for making representations

(a)                                      The representations set out in this Deed are made by each Obligor on the date of this Deed.

(b)                                     Each representation under this Deed is deemed to be repeated by each Obligor on the date the Company’s representations are deemed to be repeated by the Company under the Facilities.

(c)                                      Each representation under this Deed is deemed to be repeated by each Obligor on the date it enters into a Security Document.

13.                           UNDERTAKINGS

13.1                    Undertaking of Creditors

(a)                                      The liabilities and obligations of the Creditors under this Deed are several.

(b)                                     Each of the Creditors consent to the creation of the Security constituted by the Security Documents.

13.2                    Undertakings of Obligors

Each Obligor undertakes that it will not, unless each Senior Creditor otherwise agrees in writing:

(a)                                      discharge, repay, prepay, redeem, defease, purchase, agree to the cancellation of or otherwise acquire any of the Facilities, either directly, indirectly, by way of set off, right of combination or otherwise other than in accordance with the other provisions of this Deed or the Facilities;

(b)                                     except as permitted by Clause 15 (Modification of Facilities, Security Documents and/or this Deed) agree to any amendment to any of the Security Documents, to which it is a party, or this Deed; or

(c)                                      take, permit any person to take, or omit to take any action whereby the priorities and ranking of Security set out in this Deed may be impaired.

13.3                    Undertakings of Security Providers

Each Security Provider undertakes that it will:

(a)                                      pay all fees, taxes and charges necessary to maintain, protect and safeguard the Material IPR and ensure that patents within the Material IPR are utilized and that trade marks within the Material IPR are used commercially;

(b)                                     every six months (and each month, if so requested by the Security Trustee), inform the Security Trustee in writing of any applications to register a trade mark or design or for a patent in any jurisdiction or of any cancellation (or similar) of any trade mark, design or patent in any jurisdiction which is material in the context of the Security Provider’s business;

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(c)                                      take all commercially reasonable steps (having regard to the costs and benefits of those steps) to deter, prevent and detect any infringement of, or detect any challenge to, any of the Material IPR and promptly inform the Security Trustee of any infringement/challenge of the Material IPR which could be considered material;

(d)                                     observe and comply with all obligations and laws where failure to do so could reasonably be expected to have a non-de minimis adverse effect on the Material IPR;

(e)                                      if requested to do so by the Security Trustee, make entries in any public register of its Intellectual Property Rights to record the existence of this Deed, the security granted under this Deed and the restrictions on disposal imposed by this Deed;

(f)                                        except with the prior consent of the Security Trustee, not hold or register Material IPR through a trustee or under any arrangement with a third party or give consent to any third party in respect of any application to register any Intellectual Property Right unless that trustee or third party is a party to this Deed; and

(g)                                     not without the prior written consent of the Security Trustee (save as permitted by the Facilities) sell, dispose of, encumber, charge, surrender (by a positive act), transfer, terminate (by a positive act), grant any proprietary interest (not being a licence permitted under (h) below), security interest, option or encumbrance over or in any Intellectual Property Right, other than under a Security Document;

(h)                                     not without the prior written consent of the Security Trustee enter into any understanding, contract or licence in respect of the Material IPR (or agree to do any of those things) other than (1) any licensing arrangements between members of the Group or (2) where the entering into of such licences is in the ordinary course of business and on arms’ length commercial terms.

13.4                    Undertakings of Obligors in respect of HY Debt

Except as expressly allowed or contemplated by the provisions of this Deed, no Obligor may:

(a)                                      make any distribution in respect of any HY Debt, whether in cash or in kind from any source;

(b)                                     allow any HY Debt to be discharged other than at its original scheduled maturity;

(c)                                      allow any HY Debt to be subordinated to any person otherwise than in accordance with this Deed and the HY Bond Indenture; or

(d)                                     take or omit to take any action which might impair the priority of subordination set out in this Deed.

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13.5                    Undertakings of English Security Providers - Environmental matters

Each English Security Provider must:

(a)                                      obtain all Environmental Approvals required by it;

(b)                                     comply in all material respects with any Environmental Approval or Environmental Law applicable to it;

(c)                                      ensure that no Creditor incurs any liability by reason of any breach by it of any Environmental Law or Environmental Approval; and

(d)                                     as soon as reasonably practicable upon becoming aware notify the Security Trustee of:

(i)                        any Environmental Claim current or, to its knowledge, pending or threatened; or

(ii)                     any circumstances reasonably likely to result in an Environmental Claim,

which could reasonably be expected to have a material adverse effect upon its financial position or up on its ability to perform its obligations under the Credit Documents.

13.6                    Undertakings of English Security Providers - Repair

Each English Security Provider must keep:

(a)                                      its Premises in good and substantial repair and condition (fair wear and tear excepted); and

(b)                                     its Fixtures and all plant, machinery, implements and other effects owned by it and which are in or on its Premises or elsewhere in a reasonable state of repair and in good working order and condition.

13.7                    Undertakings of English Security Providers - Insurance

(a)                                      Each English Security Provider must insure its Insured Property Assets (except in so far as insurance is to be effected by a lessor in respect of any leasehold premises) against:

(i)        loss or damage by fire;

(ii)       other risks normally insured against by persons carrying on the same class of business as that carried on by it; and

(iii)      any other risks which the Security Trustee may reasonably require.

(b)                                     Any insurance must be in a sum or sums not less than the replacement value of the Insured Property Assets.  For this purpose, “replacement value” means the total cost of entirely rebuilding, reinstating or replacing those Insured Property Assets in the event of their being completely destroyed, together with architects’ and surveyors’ fees.

(c)                                      Any insurance required under this Clause must be with an insurance company or underwriters acceptable to the Security Trustee (acting reasonably).

(d)                                     All moneys received or receivable under any insurance in respect of the Insured Property Assets must be applied:

(i)        in replacing, restoring or reinstating the Insured Property Assets destroyed or damaged or in any other manner which the Security Trustee may agree;

(ii)       after an Event of Default has occurred, if the Security Trustee so directs and the terms of the relevant insurances allow, in or towards satisfaction of the Debt; or

(iii)      as is required under the Credit Documents.

(e)                                      Each English Security Provider must procure that a note of the Security Trustee’s interest is endorsed upon all policies of insurance maintained by that English Security Provider or any person on its behalf in respect of the Mortgaged Property and, at the request of the Security Trustee, any other of the Insured Property Assets.

(f)                                        No English Security Provider may do or permit anything to be done which may make void or voidable any policy of insurance in connection with any Insured Property Asset.

(g)                                     Each English Security Provider must as soon as reasonably practicable pay all premiums and do all other things necessary to keep each policy of insurance in respect of its Insured Property Assets in force.

(h)                                     Each English Security Provider must,  as soon as reasonably practicable after demand by the Security Trustee, produce to the Security Trustee the policy, certificate or cover note relating to any insurance policy and the receipt for the payment of any premium for any insurance policy as the Security Trustee may reasonably request.

13.8                    Undertakings of English Security Providers - Compliance with leases

Each English Security Provider must:

(a)                                      perform all the material terms on its part contained in any lease comprised in the Real Property; and

(b)                                     not do or allow to be done any act as a result of which any lease comprised in its Real Property might reasonably be expected to become liable to forfeiture or otherwise be terminated.

13.9                    Undertakings of English Security Providers - Acquisitions

(a)                                      If a English Security Provider acquires any freehold or leasehold property after the date of this Deed it must:

(i)        notify the Security Trustee immediately;

(ii)       as soon as reasonably practicable following a request by the Security Trustee and at the cost of that English Security Provider, execute and deliver to the Security Trustee a legal mortgage in favour of the Security Trustee of that property in any form which the Security Trustee may require (acting reasonably);

(iii)      if the title to that freehold or leasehold property is registered at H.M. Land Registry or required to be so registered, give H.M. Land Registry written notice of this Security; and

(iv)      if applicable, take all reasonable steps to ensure that this Security is correctly noted in the Register of Title against that title at H.M. Land Registry.

(b)                                     If the consent of the landlord in whom the reversion of a lease is vested is required for a English Security Provider to execute a legal mortgage over it, that English Security Provider will not be required to perform that obligation unless and until it has obtained the landlord’s consent.  That English Security Provider must use its reasonable endeavours to obtain the landlord’s consent.

13.10              Undertakings of English Security Providers - Compliance with applicable laws and regulations

Each English Security Provider must perform all its obligations under any law or regulation in any way related to or affecting its Real Property.

13.11              Undertakings of English Security Providers - Notices

Each English Security Provider must comply with any application, requirement, order or notice served or given by any public or local or any other authority with respect to the Mortgaged Property (or any part of it) and:

(a)                                      deliver a copy to the Security Trustee; and

(b)                                     inform the Security Trustee of the steps taken or proposed to be taken to comply with the relevant requirement.

13.12              Undertakings of English Security Providers - Leases

No English Security Provider may, without the prior written consent of the Security Trustee, grant or agree to grant (whether in exercise or independently of any statutory power) any lease or tenancy of the Mortgaged Property or any part of it or accept a surrender of any lease or tenancy or confer upon any person any contractual licence or right to occupy the Mortgaged Property save where any such lease or tenancy is being granted pursuant to any statutory right of renewal.

13.13              Undertakings of English Security Providers - H.M. Land Registry

Each English Security Provider consents to a restriction in the following terms being entered into on the Register of Title relating to any Mortgaged Property registered at H.M. Land Registry:

No disposition of the registered estate by the proprietor of the registered estate is to be registered without a written consent signed by the proprietor for the time being of the charge dated [•], 2004 in favour of Burdale Financial Limited, referred to in the charges register.

13.14              Undertakings of English Security Providers - Deposit of title deeds

Each English Security Provider must deposit with the Security Trustee all deeds and documents of title relating to its Mortgaged Property and all local land charges, land charges and Land Registry search certificates and similar documents received by it or on its behalf.

13.15              Undertakings of English Security Providers - Access

Each English Security Provider must permit the Security Trustee and any person nominated by it at all reasonable times to enter any part of its Mortgaged Property and view the state of it.

13.16              Undertakings of English Security Providers - Investigation of title

Each English Security Provider must grant the Security Trustee or its lawyers on reasonable request all facilities within the power of that English Security Provider to enable the Security Trustee or its lawyers (at the expense of that English Security Provider) to:

(a)                                      carry out investigations of title to the Mortgaged Property; and

(b)                                     make such enquiries in relation to any part of the Mortgaged Property as a prudent mortgagee might carry out.

13.17              Undertakings of English Security Providers - Report on title

Each English Security Provider must, as soon as practicable after a reasonable request by the Security Trustee, provide the Security Trustee with a report on title of that English Security Provider to the Mortgaged Property concerning those items which may properly be sought to be covered by a prudent mortgagee in a lawyer’s report of this nature.

13.18              Undertakings of English Security Providers - Power to remedy

If a English Security Provider fails to perform any term affecting its Mortgaged Property, that English Security Provider must allow the Security Trustee or its agents and contractors:

(a)                                      to enter any part of its Mortgaged Property;

(b)                                     to comply with or object to any notice served on that English Security Provider in respect of its Mortgaged Property; and

(c)                                      to take any action as the Security Trustee may reasonably consider necessary or desirable to prevent or remedy any breach of any such term or to comply with or object to any such notice.

That English Security Provider must immediately on request by the Security Trustee pay the costs and expenses of the Security Trustee or its agents and contractors incurred in connection with any action taken by it under this sub-clause.

13.19              Undertakings of all parties

Each party agrees not to lodge the Senior Facility Agreement at H.M. Land Registry unless:

(a)                                      if such party is the Agent (as defined in the Senior Facility Agreement) or the Security Trustee, that party notifies the Company of its intention to lodge the relevant document; or

(b)                                     if such party is an Obligor, that party notifies the Agent (as defined in the Senior Facility Agreement) of its intention to lodge the relevant document,

within a reasonable period prior to lodging such relevant document in order that an application (in Form EX1) can be made to designate the document as an exempt information document under Rule 136 of the Land Registration Rules 2003 for the purposes of restricting the rights of access to information under section 66 of the Land Registration Act 2002.

14.                           CHANGES TO THE PARTIES

14.1                    Successors

Subject to Clause 3.1 (Obligors), this Deed shall be binding on and enure to the benefit of each of the Parties and their successors in title.

14.2                    Assignment

No Party may assign or transfer all or any part of its rights and/or obligations under this Deed except as expressly provided by this Deed or as may be required by law.

14.3                    Obligors

(a)                                      No Obligor may novate or otherwise transfer any of its obligations under this Deed.

(b)                                     The Company shall procure that any member of the Group which becomes an Obligor under any Facility after the date of this Deed will accede to this Deed.  Upon execution and delivery of an Obligor Accession Deed by a party, that party will become an Additional Obligor.

14.4                    Creditor’s Accession

(a)                                      Each Senior Creditor and the HY Bonds Trustee agrees that it will only assign or otherwise transfer the whole or any part of its rights or obligations under this Deed to an Acceding Creditor in accordance with the Facilities, and that it will procure that any such Acceding Creditor simultaneously agrees with the other parties hereto to be bound by the provisions of this Deed as if it was named herein as a Creditor and executes and delivers to the Security Trustee a Creditor Accession Deed whereupon such Acceding Creditor shall assume and benefit from each of the rights and obligations of a Creditor under this Deed.

Until such time as such Creditor Accession Deed is received by the Security Trustee such transferring Creditor shall remain subject to the provisions of this Deed and the Acceding Creditor shall have no rights hereunder.

(b)                                     Any bank or financial institution which provides an Ancillary Facility may accede as an Acceding Creditor to this Deed in accordance with paragraph (a) above.  The Company may, by notice to the Security Trustee, request that such institution accedes as an Ancillary Bank.

15.                           MODIFICATION OF FACILITIES, SECURITY DOCUMENTS AND/OR THIS DEED

15.1                    Procedure for Modification

The Security Trustee may, subject to Clause 15.2 (Entrenched Rights) and 15.3 (HY Bond issues), from time to time following a request of the Instructing Lenders concur with the Obligors and the Instructing Lenders in making any modification to any term of this Deed and/or the Security Documents.

15.2                    Entrenched Rights

Notwithstanding Clause 15.1 (Procedure for Modification) no modification, amendment, supplement or restatement of Clause 8 (Pre-Enforcement Entitlements), Clause 9 (Enforcement of Security), Clause 10 (Post-Enforcement Distributions), Clause 13 (Undertakings), Clause 14 (Changes to the Parties) and this Clause 15 (nor any defined term used therein) or any release of the Security Documents (other than pursuant to the terms of this Deed) or any amendment, supplement or restatement of any Security Document which increases the indebtedness secured thereunder or prejudices the rights of any Creditor shall be effective as against any Creditor unless all of the Creditors agree thereto.

15.3                    HY Bond Issues

Notwithstanding Clause 15.1 (Procedure for Modification), no modification of Clause 4 (Provisions relating to the HY Bonds), Clause 5 (Subordination on Insolvency), Clause 6 (Turnover), Clause 7 (Protection of Subordination), Clause 10 (Post-Enforcement Distributions), Clause 11.7 (Issues relating to the interests of the HYB Creditors), Clause 13.4 (Undertakings of Obligors in respect of HY Debt) or Clause 15.4 (Amendments to Facilities) relating to the HY Debt shall be effective as against an HY Bond Creditor or HY Bondholder without the consent of the HY Bonds Trustee.

15.4                    Amendments to HY Bond Finance Documents

The HY Bonds Trustee agrees that it will not agree to any amendment, restatement or supplement to the HY Bond Finance Documents unless:

(a)                                      the amendment, restatement or supplement is a procedural, administrative or other change arising in the ordinary course of administration of the Facility, and is not material; or

(b)                                     the amendment, restatement or supplement is effected in accordance with the HY Bond Finance Documents, provided that no such amendment, restatement or supplement that has the effect of:

(i)        bringing forward the stated maturity of the HY Bonds;

(ii)       increasing the principal amount payable on (whether at maturity, upon redemption or otherwise), the currency of payment of or the interest rate of the HY Bonds;

(iii)      changing any of the provisions relating to the subordination of the HY Bonds and guarantees of the Senior Debt;

shall be made unless the Instructing Lenders have provided their prior written consent (which consent shall not be unreasonably withheld or delayed).

16.                           APPOINTMENT OF SECURITY TRUSTEE

16.1                    Appointment

The Creditors and the Obligors hereby appoint the Security Trustee to hold, and the Security Trustee agrees that it shall hold, the Security constituted by the Security Documents in trust for the benefit of the Creditors, to the extent permitted by applicable law and to the extent consistent with the relevant Security Documents on the terms of and subject to the conditions of this Deed and the relevant Security Documents and to act as trustee hereunder and the Security Trustee shall exercise such rights, powers, discretions and duties pursuant to Schedule 4 (Security Trust), the terms of this Deed and the provisions of the general law.

16.2                    Security Trustee as joint creditor

(a)                                      The Company, the Obligors and each of the Creditors agree that the Security Trustee, to the extent the Security Trustee is not a creditor itself, shall be the joint creditor (together with the relevant Creditor) of each and every obligation of the Company and the Obligors in full towards each or any of the Creditors under each and any Credit Document, and that accordingly the Security Trustee will have its own independent right to demand performance by the Company or the Obligors of those obligations (and the obligations owed to the Security Trustee as joint creditor hereinafter referred to as the “Parallel Debt”).  However, a discharge of any such obligation to one of the Security Trustee or a Creditor shall, to the same extent, discharge the corresponding obligation owing to the other.

(b)                                     Without limiting or affecting the Security Trustee’s rights against the Company or the Obligors (whether under this paragraph or under any other provision of the Credit Documents), the Security Trustee agrees with each other Creditor (on a several and divided basis) that, subject as set out in the next sentence, it will not exercise its rights as a joint creditor with a Creditor except after consultation with the relevant Creditor.  However, for the avoidance of doubt, nothing in the previous sentence shall in any way limit the Security Trustee’s right to act in the protection or preservation of rights under or to enforce any Security Document as contemplated by this Deed and/or the relevant Security Document (or to do any act reasonably incidental to any of the foregoing).

(c)                                      For the purpose of this Clause 16.2 in relation to the German Security Documents, the Security Trustee acts in its own name and not as trustee, and its claims in respect of the Parallel Debt shall not be held on trust.  The collateral granted under the German Security Documents to the Security Trustee to secure the Parallel Debt is granted to the Security Trustee, in its capacity as creditor of the Parallel Debt and shall not be held on trust and the provisions of Clause 16.6 shall apply in relation thereto.

16.3                    Perpetuity Period

The perpetuity period under the rule against perpetuities, if applicable hereto, shall be the period of eighty years from the date of this Deed.

16.4                    Repayment of Senior Debt

Following the Senior Debt Discharge Date:

(a)                                      the Security Trustee shall act on the instructions of the HYB Creditors in accordance with the terms of the HY Bond Indenture, and any reference in this Deed to “Senior Creditors” shall be deemed to be “HYB Creditors”;

(b)                                     the Security Trustee may resign from its position by giving at least 10 days notice in writing to the HY Bonds Trustee, and will be replaced by a replacement entity nominated by the HYB Creditors in accordance with the provisions of the HY Bond Indenture.

16.5                    Winding up of Trust

If each Creditor has confirmed in writing to the Security Trustee that all indebtedness (including for the avoidance of doubt, Contingent Indebtedness) owing to it under the Facilities has been discharged and that it is not under any further actual or contingent obligation to make advances or provide other financial accommodation to any Obligor or any other person under the Facilities, the trusts herein created shall be wound up.  Each Creditor shall provide prompt written confirmation as soon as reasonably practicable after all relevant indebtedness owing to it under the Facilities has been so discharged.

16.6                    German Security Documents

In relation to the German Security Documents the following additional provisions shall apply:

(a)                                      The Security Trustee shall:

(i)                        hold and administer any German Security which is security assigned (Si-cherungseigentum/Sicherungsabtretung) or otherwise transferred under an non-accessory security right (nicht akzessorische Sicherheit) to it as trustee (Treuhänder) for the benefit of the Creditors;

(ii)                     hold and administer any German Security which is pledged (Verpfändung) or otherwise transferred to it under an accessory security right (akzessorische Si-cherheit) and secures the Parallel Debt as trustee (Treuhänder) for the benefit of the Creditors.

(b)                                     Each of the Creditors hereby authorises the Security Trustee (whether or not by or through employees or agents):

(i)        to exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Security Trustee by the German Security Documents together with such powers and discretions as are reasonably incidental thereto;

(ii)       to take such action on its behalf as may from time to time be authorised under or in accordance with the German Security Documents; and

(iii)      unless the Security Trustee receives pledges or other accessory rights which secure the Parallel Debt, to accept as its representative (Stellvertreter) any pledge or other creation of any accessory right made to such Creditor in relation to the Credit Documents.

The Security Trustee shall be exempted from the restrictions of Section 181 of the German Civil Code.

(c)                                      None of the Creditors shall have any independent power to enforce any of the German Security Documents or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to any of the German Security Documents or otherwise have direct recourse to the security constituted by any of the German Security Documents except through the Security Trustee.

17.                           POWER OF ATTORNEY

By way of security for its obligations under this Deed, the HY Bonds Trustee and the Obligors irrevocably appoint the Security Trustee as its attorney to do anything which the HY Bonds Trustee or that Obligor is required to do by this Deed but has failed to do, unless:

(a)                                      the failure has not continued for a period of 10 Business Days after the giving of notice by the Security Trustee; or

(b)                                     the HY Bonds Trustee or relevant Obligor is disputing the matter in good faith and by appropriate proceedings.

18.                           APPOINTMENT AND RIGHTS OF RECEIVERS

18.1                    Appointment of Receivers

If:

(a)                                      requested by any Obligor; or

(b)                                     an acceleration has occurred (whether or not the Security Trustee has taken possession of the Charged Assets),

without any notice or further notice, the Security Trustee may, by agreement, or otherwise in writing signed by any officer or manager of the Security Trustee or any person authorised for this purpose by the Security Trustee, appoint one or more persons to be a Receiver of all or part of the Charged Assets provided that the Security Trustee may not appoint an administrative receiver (as defined in section 29(2) of the Insolvency Act 1986) over the Charged Assets if the Security Trustee is prohibited from so doing by section 72A of the Insolvency Act 1986 and no exception to the prohibition on appointing an administrative receiver applies. The Security Trustee may similarly remove any Receiver and appoint any person instead of any Receiver. If the Security Trustee appoints more than one person as Receiver, the Security Trustee may give those persons power to act either jointly or severally.

18.2                    Scope of appointment

Any Receiver may be appointed Receiver of all of the Charged Assets or Receiver of all or part of the Charged Assets as specified in the appointment. In the latter case, the rights conferred on a Receiver as set out in Schedule 5 (Rights of Receivers) shall have effect as though every reference in that Schedule to any Charged Assets were a reference to the part of those assets so specified or any part of those assets.

18.3                    Rights of Receivers

Any Receiver appointed pursuant to this Clause 18 shall have the rights, powers, privileges and immunities set out in Schedule 5 (Rights of Receivers).

18.4                    Agent of Obligors

Any Receiver shall be the agent of the relevant Obligor for all purposes. That Obligor alone shall be responsible for the Receiver’s contracts, engagements, acts, omissions, defaults and losses and for liabilities incurred by the Receiver.

18.5                    Remuneration

The Security Trustee may, acting on the direction of the Instructing Lenders, determine the remuneration of any Receiver and direct payment of that remuneration out of moneys he receives as Receiver. The relevant Obligor alone shall be liable for the remuneration and all other costs, losses, liabilities and expenses of the Receiver.

19.                           TERMINATION

This Deed will terminate on either:

(a)                                      the Senior Debt Discharge Date in the event that all of the Security benefiting the HYB Creditors is required to be released in accordance with the terms of this Deed and the HY Bond Indenture; or

(b)                                     otherwise, the date upon which all of the Debt has been unconditionally and irrevocably paid and discharged in full, as determined by the Security Trustee.

20.                           SEVERABILITY

If a term of this Deed is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

(a)                                      the validity or enforceability in that jurisdiction of any other term of this Deed; or

(b)                                     the validity or enforceability in other jurisdictions of that or any other term of this Deed.

21.                           COUNTERPARTS

This Deed may be executed in any number of counterparts.  This has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

22.                           NOTICES

22.1                    In writing

Any notice in connection with this Deed must be in writing and, unless otherwise stated, may be given in person, by post or fax.  Unless it is agreed to the contrary, any consent or agreement required under this Deed must be given in writing.

22.2                    Addresses

(a)                                      The address and fax number of each Party (other than the Obligors and the Security Trustee) for all notices in connection with this Deed are those notified by that Party for this purpose to the Security Trustee on or before the date it becomes a Party.

(b)                                     The address and fax number of the Obligors is:

Waterford Wedgwood plc
1-2 Upper Hatch Street
Dublin 2
Ireland

Attention:	Company Secretary

Fax	+353 1 478 4863

(c)                                      The address and fax number of the Security Trustee is:

Address:	Burdale Financial Limited
53 Queen Anne Street
London
W1G 9HP
UK
Attention:	Company Secretary

Fax:	+44 20 79355445

(d)                                     Any Party may substitute another address or fax number for this purpose by giving five Business Days’ notice to the Security Trustee or (in the case of the Security Trustee) to the other Parties.

(e)                                      Where a Party nominates a particular department or officer to receive a notice, a notice will not be effective it if fails to specify that department or officer.

22.3                    Delivery

(a)                                      Except as provided below, any notice in connection with this Deed will be deemed to be given as follows:

(i)        if delivered in person, at the time of delivery;

(ii)       if posted, when it has been left at the relevant address or five Business Days after being deposited in the post, postage prepaid, in a correctly addressed envelope; and

(iii)      if by fax, when received in legible form.

(b)                                     A notice given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c)                                      A notice to the Security Trustee will only be effective on actual receipt by it.

22.4                    Obligors

(a)                                      All notices under this Deed to or from an Obligor must be sent through the Security Trustee.

(b)                                     All notices under this Deed to or from an Obligor (other than the Company) must be sent through the Company.

(c)                                      Each Obligor (other than the Company)  irrevocably appoints the Company to act as its agent to give and receive all notices under this Deed.

(d)                                     Any notice given to the Company in connection with this Deed will be deemed to have been given also to the other Obligors.

23.                           GOVERNING LAW

This Deed is governed by English law.

24.                           ENFORCEMENT

24.1                    Jurisdiction of the Courts of England

(a)                                      The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding its existence, validity or termination) (a “Dispute”).

(b)                                     The courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party shall argue to the contrary. Any legal action or proceedings arising out of or in connection with this Deed (“Proceedings”) may be brought in the courts of England and each Obligor irrevocably submits to the jurisdiction of these courts.

(c)                                      Nothing in this Clause 24.1 shall limit the right of any Creditor to take Proceedings against any member of the Group in any other court of competent jurisdiction. The taking of Proceedings in one or more jurisdictions shall not preclude any Creditor from taking Proceedings in any other jurisdiction, whether concurrently or not.

24.2                    Service of process

Without prejudice to any other mode of service allowed under any relevant law each Obligor (other than an Obligor incorporated in England and Wales):

(a)                                      irrevocably appoints Waterford Wedgwood U.K. plc as its agent for service of process in relation to any Proceedings before the English courts in connection with this Deed; and

(b)                                     agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the Proceedings concerned.

IN WITNESS WHEREOF this Deed has been executed and delivered as a Deed on the date stated at the beginning.

SCHEDULE 1
The Subsidiary Obligors

Part I

Subsidiary Obligor	Registered Number	Jurisdiction of incorporation

Waterford Wedgwood GmbH	HRB 2900 (Local Court (Amtsgericht) at Hof)	Germany

Josiah Wedgwood & Sons Limited	613288	England and Wales

Statum Limited	343652	England and Wales

Waterford Wedgwood Retail Limited	624489	England and Wales

Wedgwood Limited	44052	England and Wales

Josiah Wedgwood & Sons (Exports) Limited	240666	England and Wales

Stuart & Sons Limited	117548	England and Wales

Waterford Wedgwood U.K. plc	2058427	England and Wales

Waterford Wedgwood Australia Limited	47676	England and Wales

Waterford Crystal Limited	78088	Republic of Ireland

Waterford Crystal (Manufacturing) Limited	104597	Republic of Ireland

Cash’s Mail Order Limited	314484	Republic of Ireland

Waterford Wedgwood Japan Limited	1299-01-061031	Japan

Waterford Wedgwood USA, Inc.	131943058	New York, USA

WW Inc.	51-0329548	Delaware, USA

Waterford Wedgwood, Inc.	51-0376781	Delaware, USA

Waterford Wedgwood Finance, Inc.	51-0384843	Delaware, USA

Waterford Wedgwood Holdings Inc.	2203029516	Delaware, USA

Waterford Wedgwood Linens, Inc.	06-1622817	Delaware, USA

Waterford Wedgwood Canada, Inc.	2282950	Canada

Josiah Wedgwood & Sons (Aust) Pty Ltd	ACN 0000077190	Australia

Part II
HY Bond Guarantors

Guarantor	Registered Number	Jurisdiction of incorporation

Waterford Wedgwood GmbH	HRB 2900 (Local Court (Amtsgericht) at Hof)	Germany

Josiah Wedgwood & Sons Limited	613288	England and Wales

Statum Limited	343652	England and Wales

Waterford Wedgwood Retail Limited	624489	England and Wales

Wedgwood Limited	44052	England and Wales

Josiah Wedgwood & Sons (Exports) Limited	240666	England and Wales

Stuart & Sons Limited	117548	England and Wales

Waterford Wedgwood Australia Limited	47676	England and Wales

Waterford Wedgwood U.K. plc	2058427	England and Wales

Waterford Crystal Limited	78088	Republic of Ireland

Waterford Crystal (Manufacturing) Limited	104597	Republic of Ireland

Cash’s Mail Order Limited	314484	Republic of Ireland

Waterford Wedgwood Japan Limited	1299-01-061031	Japan

Waterford Wedgwood USA, Inc.	131943058	New York, USA

WW Inc.	51-0329548	Delaware, USA

Waterford Wedgwood, Inc.	51-0376781	Delaware, USA

Waterford Wedgwood Finance, Inc.	51-0384843	Delaware, USA

Waterford Wedgwood Holdings Inc.	2203029516	Delaware, USA

Waterford Wedgwood Linens, Inc.	06-1622817	Delaware, USA

Josiah Wedgwood & Sons (Aust) Pty Ltd	ACN 0000077190	Australia

Waterford Wedgwood Canada, Inc.	2282950	Canada

SCHEDULE 2
The Lenders

Burdale Financial Limited

Suberasu Japan Investments II B.V.

SCHEDULE 3
Accession Mechanics

Part I
Creditors’ Accession Deed

To:                       [                ] as Security Trustee

From:           [ACCEDING CREDITOR]

THIS DEED dated [            ], is supplemental to the intercreditor and security trust deed (the “Deed”) dated [       ] September 2004 and made between Waterford Wedgwood plc, certain Obligors as defined therein, the Security Trustee as defined therein and certain Creditors as defined therein.

Words and expressions defined in the Deed have the same meaning when used in this deed.

[Acceding Creditor] (the “Acceding Creditor”) of [address] hereby agrees with each other person who is currently or who becomes a party to the Deed that with effect from the date hereof and in accordance with the provisions of Clause 14.4 (Creditor’s Accession) of the Deed the Acceding Creditor will become a party to and be bound by and benefit from the Deed as a [Senior Lender/HY Bonds Trustee/Creditor/Ancillary Bank]*[and shall assume such of the [Transferring Creditor’s] obligations under this deed as are specified in the Schedule hereto].

The address for notices to the [Acceding Creditor] for the purposes of Clause 22 (Notices) of the Deed is:

[                                                                 ]

This deed is governed by and shall be construed in accordance with English law.

IN WITNESS WHEREOF this deed has been executed by the parties hereto as a deed on the day and year first above written.

Signed as a deed on behalf of

[name of Acceding Creditor]

* Delete as appropriate

Director

Director/Secretary

Schedule of [Transferring Creditors] Obligations

Part II
Obligors Accession Deed

To:                       [                    ] as Security Trustee

From:           [ADDITIONAL OBLIGOR]

THIS DEED dated [            ], is supplemental to the intercreditor and security trust agreement (the “Deed”) dated [       ] September 2004 and made between Waterford Wedgwood plc, certain Obligors as defined therein, the Security Trustee as defined therein and certain Creditors as defined therein.

Words and expressions defined in the Deed have the same meaning when used in this deed.

[Additional Obligor] (the “Additional Obligor”) of [address] hereby agrees with each other person who is currently or who becomes a party to this deed that with effect from the date hereof and in accordance with the provisions of Clause 14.3 (Obligors) of the Deed the Additional Obligor will become a party to and be bound by and benefit from the Deed as an Additional Obligor.

The address for notices to the Additional Obligor for the purposes of Clause 22 (Notices) of the Deed is:

Waterford Wedgwood plc

1-2 Upper Hatch Street

Dublin 2

Ireland

Facsimile:  +353 1 478 4863

Attention:  Company Secretary

This deed is governed by and shall be construed in accordance with English law.

IN WITNESS WHEREOF this deed has been executed by the parties hereto as a deed on the day and year first above written.

Signed as a deed on behalf of

[name of Additional Obligor]

Director

Director/Secretary

SCHEDULE 4
Security Trust

1.           DELEGATION BY SECURITY TRUSTEE

1.1         Delegation:  The Security Trustee may delegate in any manner to any person any rights exercisable by the Security Trustee under this Deed.  Any such delegation may be made upon such terms and conditions (including power to sub-delegate) as the Security Trustee thinks fit.

1.2         Liability for Delegates: The Security Trustee shall not be liable or responsible to the Obligors and the Creditors or any other person for any costs, charges, losses, damages, liabilities or expenses arising from any act, default, omission or misconduct of any such delegate, except to the extent caused by the Security Trustee’s own gross negligence or wilful misconduct in choosing the delegate.

2.           INVESTMENT BY SECURITY TRUSTEE

2.1         Authorised Investments:  Any moneys which under the trusts contained in this Deed are received or held by the Security Trustee may be invested in the name of or under the control of the Security Trustee:

(a)                                      in any investment then authorised by English law for the investment by trustees of trust moneys; and/or

(b)                                     in any other investment selected by the Security Trustee; and/or

(c)                                      by placing those moneys on deposit in the name of or under the control of the Security Trustee at such bank or institution (including itself, any other Creditor or any affiliate of any Creditor) as the Security Trustee thinks fit.

2.2         Realisation Account:  Subject to paragraph 3 (Appropriation and Distribution), the Security Trustee shall:

(a)                                      establish a trust account for all amounts and proceeds to be held by the Security Trustee under this Deed (the “Realisation Account”) and place any sum received, recovered or held by it in respect of this Deed in the Realisation Account; and

(b)                                     invest an amount equal to the balance from time to time standing to the credit of that suspense account in any of the investments authorised by paragraph 2.1 (Authorised Investments), with power from time to time in its absolute discretion to vary such investments; and

(c)                                      credit the income from such investments to the relevant suspense account when received by the Security Trustee.

Accordingly, no interest shall be paid on any balance standing to the credit of any suspense account.

3.           APPROPRIATION AND DISTRIBUTION

3.1         Timing of Distributions:  Distributions by the Security Trustee shall be made at such times as the Security Trustee in its absolute discretion determines to be as soon as reasonably practical, having regard to all relevant circumstances.

3.2         Basis of Distribution:  For the purpose of any distribution by the Security Trustee, it may:

(a)                                      fix a date as at which the amount of the indebtedness under the Facilities is to be calculated; and

(b)                                     call for, and rely on, a certificate giving details of any sums due or owing (including by way of Contingent Indebtedness) to any Creditor at the date fixed by the Security Trustee for that purpose and as to such other matters as the Security Trustee thinks fit to enable it to make that distribution.

3.3         Unwinding:  Any appropriation or distribution which later transpires to have been, or is agreed by the Security Trustee to have been, invalid, or which has to be refunded, shall be refunded and shall be deemed never to have been made.

4.           SECURITY TRUSTEE’S RIGHTS AND DUTIES

4.1         Appointment:  Each Creditor authorises the Security Trustee to perform the functions specifically delegated to it by the terms of this Deed and such other functions as are reasonably incidental.  The Security Trustee shall not be an agent or (except as expressly provided in this Deed) a trustee or fiduciary for any Creditor, nor an agent, trustee or fiduciary for any Obligor, under or in relation to this Deed.  The Security Trustee may not begin any legal action or proceeding in the name of another Creditor without its consent.

4.2         Duties:  The Security Trustee shall have only those obligations and responsibilities expressly specified in this Deed.  This shall include informing the Creditors of any notification received under this Deed and informing the HY Bond Trustee of the occurrence of the Senior Debt Discharge Date.

4.3         Instructions of the Senior Creditors:  Subject to the other provisions of this paragraph 4 and Clause 15.2 (Entrenched Rights) of this Deed, the Security Trustee shall act in accordance with any instructions from the Agent (acting in accordance with the instructions of an Instructing Group) or the Instructing Lenders in respect of this Deed or any other Security Document or, if so instructed by the Instructing Lenders, refrain from taking an (or any further) action or exercising any right in respect of this Deed or any other Security Document.  Following the Senior Debt Discharge Date, the Security Trustee shall act in accordance with the instructions of the HYB Creditors, and all references herein to the Senior Creditors and Instructing Lenders shall be to the HYB Creditors acting in accordance with the HY Bond Indenture.

4.4         Rights:  The Security Trustee may:

(a)                                      perform any of its functions under this Deed by or through its personnel or agents;

(b)                                     refrain from exercising any right, power or discretion under this Deed until it has received instructions from the Instructing Lenders as to whether (and, if so, how) it is to be exercised and shall in all cases be fully protected when acting, or (if so instructed) refraining from acting, in accordance with those instructions;

(c)                                      refrain from disclosing any document or information if such disclosure, and may refrain from doing anything else which, would or might in its opinion be contrary to any law or directive, be a breach of any duty of secrecy or confidentiality or otherwise render it liable to any person and may do anything which is in its opinion necessary to comply with any law or directive;

(d)                                     assume that no event of default or potential event of default (however described) under any Facility has occurred unless one of its officers, in performing its functions as Security Trustee under this Deed, acquires actual knowledge to the contrary;

(e)                                      refrain from taking any step (or further step) to protect or enforce the rights of any person under this Deed until it has been indemnified (or received confirmation that it will be so indemnified) and/or secured to its satisfaction against any and all costs, losses, expenses or liabilities (including legal fees) which it would or might sustain or incur as a result;

(f)                                        rely on any communication or document believed by it to be genuine;

(g)                                     rely as to any matter of fact which might reasonably be expected to be within the knowledge of the Obligors or a Creditor or on a statement by or on behalf of the Obligors or, as the case may be, that Creditor;

(h)                                     obtain and pay for such legal or other expert advice or services as may to it seem necessary or desirable and rely on any such advice;

(i)                                         retain for its own benefit and without liability to account any fee or other sum receivable by it for its own account;

(j)                                         accept deposits from, lend money to, provide advisory or other services to or engage in any kind of banking or other business with any party to any Facility or any affiliate of any such party (and, in each case, may do so without liability to account). Without prejudice to the generality of this paragraph 4.4(j), neither the Security Trustee nor any of its affiliates shall have any duty to disclose or act on or take into account any document or information of which any of them has knowledge or notice or otherwise becomes aware in the course of doing anything permitted by this paragraph 4.4(j) and, in performing its duties, obligations and responsibilities under this Deed, the Security Trustee shall be entitled to ignore any such document or information which is not publicly available;

(k)                                      accept without enquiry, requisition, objection or investigation such title as the Obligors may have to the assets secured under the Security Documents; and

(l)                                         take any steps it sees fit as to the holding of any title deeds and other documents relating to any of the assets subject to the Security expressed to be created by the Security Documents, including allowing the Obligors to retain them, and every receiver, delegate, attorney, agent or other similar person appointed under any Security Document may indemnify itself out of the Security constituted thereby against all liabilities, charges, claims, costs, expenses or losses incurred or sustained by it in relation to this Deed, or in the exercise of any right or trust vested in any of them or in respect of any other matter or thing done or omitted to be done in any way relating to this Deed, except to the extent resulting from its own wilful default or gross negligence.

4.5                           Exoneration:  Neither the Security Trustee nor any of its personnel or agents shall be:

(a)                                      responsible for the adequacy, accuracy, completeness or reasonableness of any representation, warranty, statement, projection, assumption or information in any Facility or any notice or other document delivered under or in connection with any Facility;

(b)                                     responsible for the execution, delivery, genuineness, validity, legality, priority, ranking, adequacy, performance, enforceability or admissibility in evidence of any Facility or any such notice or other document or of any Security expressed to be created by them;

(c)                                      liable for any failure, omission or defect in perfecting the Security created by or pursuant to any Security Document, including (i) failure to obtain any authorisation for the execution, validity, enforceability or admissibility in evidence of any Security Document and (ii) failure to effect or procure registration of or otherwise protect or perfect any of the Security created by the Security Documents under any laws in any territory;

(d)                                     (without prejudice to any provision of this Deed and paragraph 3 of this Schedule 4) under any duty to ensure that any payment or other financial benefit in respect of any asset secured by the Security Documents is duly and punctually paid, received or collected or to ensure the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property accruing or offered at any time by way of interest, dividend, redemption, bonus, rights, preference, option, warrant or otherwise in respect of any asset;

(e)                                      responsible for the collectability of any amount payable under any Facility;

(f)                                        obliged to enquire as to the occurrence or continuation of an event of default or potential event of default (however described) under any Facility; or

(g)                                     liable for anything done or not done by it or any of them under or in connection with any Facility, including any of the things identified in paragraphs (a) to (f) above, save in the case of its or their own gross negligence or wilful misconduct.

4.6                           Security Trustee as Creditor:  The Security Trustee shall have the same rights and powers with respect to its capacity as a Creditor under the Facilities (if any) as any other Creditor and may exercise those rights and powers as if it were not also acting in that capacity.

4.7                           Non-Reliance on Security Trustee:  Each Creditor confirms that it has itself been, and will at all times continue to be, solely responsible for making its own independent investigation and appraisal of the business, financial condition, prospects, creditworthiness, status and affairs of the Obligors and the Creditors and any other member of the Group, and has not relied, and will not at any time rely, on the Security Trustee:

(a)                                      to provide it with any information relating to the business, financial condition, prospects, creditworthiness, status or affairs of the Obligors, any other member of the Group or any other person, whether coming into its possession before or after the making of any advance under the Facilities;

(b)                                     to check or enquire into the adequacy, accuracy, completeness or reasonableness of any representation, warranty, statement, projection, assumption or information at any time provided by or on behalf of the Obligors, any other member of the Group or any other person under or in connection with any Facility (whether or not that information has been or is at any time circulated to it by the Security Trustee); or

(c)                                      to assess or keep under review the business, financial condition, prospects, creditworthiness, status or affairs of the Obligors, any other member of the Group, or any other person.

4.8                           Indemnity:

(a)                                      The Company and the other Obligors hereby agree, jointly and severally and on demand, to indemnify the Security Trustee against any and all outstanding costs, expenses or liabilities sustained or incurred by the Security Trustee in complying with any instructions from the Creditors or otherwise sustained or incurred by the Security Trustee in connection with this Deed (such amounts being referred to as the Indemnified Amounts), except:

(i)        routine administrative costs and expenses of the Security Trustee; or

(ii)       to the extent that they are sustained or incurred as a result of its own gross negligence or wilful misconduct or that of any of its personnel or agents.

(b)

(i)        To the extent that the Company and the other Obligors shall at any time fail to comply with their obligations pursuant to this paragraph 4.8, each Creditor (on a several and not joint basis) shall repay to the Security Trustee on demand principal Distributions received by each such Creditor (calculated on a pro rata basis by reference to their respective actual and potential liability in respect of principal or notional amounts under an Obligation (including undrawn commitments) at the date of the Senior Facility Agreement).

(ii)

(A)     Without limiting the liability of any Obligor under the Credit Documents, to the extent that the amounts received under (b)(i) above are insufficient to reimburse the Security Trustee in full, each Senior Creditor must indemnify the Security Trustee for that Senior Creditor’s share of any loss or liability incurred by the Security Trustee in acting as the Security Trustee, except to the extent that the loss or liability is directly caused by the Security Trustee’s gross negligence or wilful misconduct.

(B)      A Senior Creditor’s share of any loss or liability under paragraph (A) above will be the proportion which the aggregate amount of Debt owing to it and available to be drawn from it under the Credit Documents bears to all the Debt then owing and available to be drawn under the Credit Documents, as calculated by the Security Trustee.  If the Debt is denominated in more than one currency, the Security Trustee may use whatever rate of exchange it considers appropriate for this purpose.

(C)      The Security Trustee may deduct from any amount received by it for a Senior Creditor any amount due to the Security Trustee from that Creditor under this Deed or a Security Document but unpaid.

(c)                                      Following the payment of any amount by a Creditor in accordance with paragraph (b) above, a corresponding amount shall then become due and owing to that Creditor by the Obligors.

4.9                          Joint Creditor: To the extent the Security Trustee is not a creditor itself, it shall be the joint creditor (together with the relevant Creditor) of each and every obligation of the Company and the Obligors in full towards each of the Creditors under each Credit Document and accordingly will have its own independent right to demand performance by the Company or the Obligors of those obligations in accordance with Clause 16.2 (Security Trustee as joint creditor) of the Agreement.

5.                                RESIGNATION OF SECURITY TRUSTEE

5.1                          Resignation: The Security Trustee may resign at any time if it gives at least 7 days’ notice to the Obligors.  However, no resignation shall be effective until the successor has been appointed and accepted its appointment in accordance with this paragraph 5.

5.2                          Appointment of Successor:  The Security Trustee may in its notice of resignation appoint any of its affiliates with an office in London or any affiliate of Wachovia Bank, NA with an office in London or, with its consent, any other Creditor as its successor.  If it does not do so, prior to the Senior Debt Discharge Date, the Senior Creditors may appoint a successor: thereafter, the HYB Creditors may appoint a successor. If the relevant successor has not been so appointed and accepted its appointment within 15 days after the date of the notice of resignation, the resigning Security Trustee may appoint any reputable bank or financial institution with an office in London (whether or not an affiliate of it or of Wachovia Bank, NA) to be its successor.  Following the Senior Debt Discharge Date, if the resigning Security Trustee chooses not to make such an appointment, then the HY Bond Trustee shall automatically become Security Trustee.

5.3                          Method of Appointment:  Any appointment of a successor must be in writing, signed by the person(s) appointing that successor and delivered to that successor.  Any acceptance of such appointment must be in writing, signed by the person appointed and delivered to the person(s) appointing that successor. The Creditors shall be promptly informed of the acceptance by a successor Security Trustee.

5.4                          Discharge of Obligations:  Upon the successor accepting its appointment, the resigning Security Trustee shall be automatically discharged from any further obligation under this Deed and its successor and each of the other parties to this Deed shall have the same rights and obligations among themselves as they would have had if the successor had been the original Security Trustee party to this Deed.

5.5                          Documents:  The resigning Security Trustee shall provide its successor with (or with copies of) such of its records as its successor requires to carry out its functions under this Deed.

6.                                REMOVAL AND REPLACEMENT OF SECURITY TRUSTEE

6.1                          Voting: On a written notice being sent by any Senior Creditor to each other Senior Creditor requesting that the Security Trustee be removed from office and setting out the reasons for such request, the Senior Creditors shall vote on such request.

6.2                          Replacement Security Trustee: Following any such vote referred to in paragraph 6.1 above:

(a)                                      prior to the Senior Debt Discharge Date, if so requested by the Instructing Lenders, the Security Trustee shall immediately resign from office and a Creditor other than the Security Trustee at that date shall be appointed by the Instructing Lenders to take over the role of Security Trustee with immediate effect from such date; and

(b)                                     following the Senior Debt Discharge Date, if so requested by the HY Bonds Trustee (acting in accordance with the HY Bond Indenture), the Security Trustee shall immediately resign from office and a Creditor other than the Security Trustee at that date shall be appointed by the HY Bonds Trustee

(acting in accordance with the HY Bond Indenture) to take over the role of Security Trustee with immediate effect from that date.

7.                                REMUNERATION

The Security Trustee shall not be accountable to any other Creditor for any remuneration nor for any other payment of any nature (whether in respect of its costs, expenses or otherwise) which it has received or may receive from any person in respect of its acting as Security Trustee.  The Security Trustee shall not by virtue of receiving any such remuneration or other payment be deprived of any rights, powers, privileges or immunities under any other Facility, under statute or at common law.

SCHEDULE 5
Rights of Receivers

Any Receiver appointed pursuant to Clause 18 (Appointment and rights of Receivers) shall have the right, either in his own name or in the name of the relevant Obligor or otherwise and in such manner and upon such terms and conditions as the Receiver thinks fit, and either alone or jointly with any other person:

1.                                Enter into possession

to take possession of, get in and collect the Charged Assets, and to require payment to it or to any Creditor of any credit balance on any bank account;

2.                                Carry on business

to manage and carry on any business of that Obligor in any manner he thinks fit;

3.                                Contracts

to enter into any contract or arrangement and to perform, repudiate, rescind or vary any contract or arrangement to which that Obligor is a party;

4.                                Deal with Charged Assets

to sell, transfer, assign, exchange, hire out, convert into money, lend or otherwise dispose of or realise the Charged Assets to any person (including a new company formed pursuant to paragraph (5) (Hive down)) either by public offer or auction, tender or private contract and for a consideration of any kind (which may be payable or delivered in one amount or by instalments spread over a period or deferred) in any manner and on any terms which he thinks fit (for the avoidance of doubt a Receiver may sever or sell separately any fixtures, other than landlord’s fixtures, from the property containing them without the consent of the relevant Security Provider);

5.                                Hive down

to form a new company and to subscribe for or acquire (for cash or otherwise) any investment in or of the new company and to sell, transfer, assign, exchange and otherwise dispose of or realise any such investments or part thereof or any rights attaching thereto;

6.                                Borrow money

to borrow or raise money either unsecured or on the security of the Charged Assets (either in priority to the charges granted pursuant to the Security Documents or otherwise) and generally on any terms and for whatever purpose which he thinks fit;

7.                                Covenants and guarantees

to enter into bonds, covenants, guarantees, indemnities and other commitments and to make all payments needed to effect, maintain or satisfy them;

8.                                Dealings with tenants

to grant leases, tenancies, licences and rights of user, grant renewals and accept surrenders of leases, tenancies, licences or rights of user, and otherwise to reach agreements and make arrangements with, and to make allowances to, any lessees, tenants or other persons (including a new company formed pursuant to paragraph (5) (Hive down)) from whom any rents and profits may be receivable (including those relating to the grant of any licences, the review of rent in accordance with the terms of, and the variation of, the provisions of any leases, tenancies, licences or rights of user affecting the Charged Assets);

9.                                Rights of ownership

to manage and use the Charged Assets and to exercise and do (or permit that Obligor or any nominee of it to exercise and do) all such rights and things as the Receiver would be capable of exercising or doing if he were the absolute beneficial owner of the Charged Assets;

10.                          Insurance, repairs, improvements etc.

to insure the Charged Assets on such terms as he thinks fit, to carry out decorations, repairs, alterations, improvements and additions to the Charged Assets (including the development or redevelopment of any real property) and to purchase or otherwise acquire or do anything in connection with the Charged Assets;

11.                          Claims

to settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is a Creditor or relating to the Charged Assets;

12.                          Legal actions

to bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Charged Assets or any business of that Obligor;

13.                          Redemption of Security

to redeem any Security (whether or not having priority to the charges granted pursuant to the Security Documents) over the Charged Assets and to settle the accounts of any person with an interest in the Charged Assets;

14.                          Employees etc.

to appoint, hire and employ managers, officers, employees, contractors, agents, advisors and others upon such terms as to remuneration or otherwise as he thinks fit and to discharge any such persons and any such persons appointed, hired or employed by that Obligor;

15.                          Receipts

to give a valid receipt for any moneys and execute any assurance or thing which may be proper or desirable for realising any Charged Asset;

16.                          Delegation

to delegate his powers in accordance with this Deed;

17.                          Lending

to lend money or advance credit to any customer of any Security Provider; and

18.                          Other powers

exercise any of the powers set out in Schedule 1 to the Insolvency Act 1986; to do anything else he may think fit for the realisation of the Charged Assets or incidental to the exercise of any of the rights conferred on the Receiver under or by virtue of any Facility to which the relevant Obligor is a party; to exercise in relation to any Charged Asset all the powers, authorities and things which he would be capable of exercising if he were the absolute beneficial owner of that Charged Asset; and/or use the name of any Security Provider for any of the above purposes.

SCHEDULE 6
Security documents

Each Security Document listed hereunder is dated on or about the date of this Agreement.

1.                                 English law debenture between Waterford Wedgwood U.K. plc, Josiah Wedgwood & Sons Limited, Josiah Wedgwood & Sons (Exports) Limited, Waterford Wedgwood Retail Limited, Wedgwood Limited, Stuart & Sons Limited, Statum Limited and the Security Trustee

2.                                 Irish law debenture between Waterford Wedgwood plc, Waterford Crystal Limited, Waterford Crystal (Manufacturing) Limited and the Security Trustee

3.                                 Canadian law security agreement between Waterford Wedgwood Canada, Inc. and the Security Trustee

4.                                 Canadian law securities pledge agreement relating to shares in Waterford Wedgwood Canada Inc. between Waterford Wedgwood U.K. PLC and the Security Trustee

5.                                 Canadian law securities pledge agreement relating to shares in Waterford Wedgwood Canada Inc. between Waterford Wedgwood plc and the Security Trustee

6.                                 New York law trademark security agreement between Josiah Wedgwood & Sons Limited and the Security Trustee

7.                                 New York law trademark security agreement between Stuart & Sons Limited and the Security Trustee

8.                                 New York law trademark security agreement between Wedgwood Limited and the Security Trustee

9.                                 New York law trademark security agreement between Waterford Wedgwood plc and the Security Trustee

10.                           New York law trademark security agreement between Waterford Wedgwood plc and the Security Trustee

11.                           New York law general security agreement between Waterford Wedgwood Linens, Inc., Waterford Wedgwood USA, Inc., WW Inc., Waterford Wedgwood Holdings, Inc. and Waterford Wedgwood, Inc. in favour of the Security Trustee

12.                           New York law pledge and security agreement between Waterford Wedgwood Partners, WW, Inc., Waterford Wedgwood, Inc., Waterford Wedgwood USA, Inc., Waterford Wedgwood Linens, Inc., Waterford Wedgwood Holdings, Inc., Waterford Wedgwood plc and the Security Trustee

13.                           New York law deposit account control agreement between Waterford Wedgwood USA, Inc., Waterford Wedgwood, Inc., the Security Trustee and Wachovia Bank, National Association

14.                           Japanese law security over intellectual property between Wedgwood Limited, Josiah Wedgwood & Sons Limited and the Security Trustee

15.                           Japanese law joto tanpo agreement for security over shares in Waterford Wedgwood Japan Limited between Wedgwood Limited and the Security Trustee

16.                           Japanese law joto tanpo asset security agreement between Waterford Wedgwood Japan Limited and the Security Trustee

17.                           Australian law share mortgage over shares in Josiah Wedgwood & Sons Australia Limited between Wedgwood Limited and the Security Trustee

18.                           Australian law fixed and floating charge between Waterford Wedgwood Australia Limited and the Security Trustee

19.                           English law security over shares in Waterford Wedgwood Australia Limited between Josiah Wedgwood & Sons (Aust) Pty Limited and the Security Trustee

20.                           German law share pledge agreement relating to shares in Waterford Wedgwood GmbH between Wedgwood Limited and the Security Trustee

21.                           German law assignment of intellectual property between Wedgwood Limited and the Security Trustee

22.                           German law receivables pledge agreement between Waterford Wedgwood GmbH and the Security Trustee

23.                           German law share pledge agreement relating to shares in Wedgwood GmbH between Waterford Wedgwood GmbH and the Security Trustee

24.                           German law share pledge agreement relating to shares in Rosenthal AG between Waterford Wedgwood GmbH and the Security Trustee

25.                           German law account pledge agreement between Waterford Wedgwood GmbH and the Security Trustee

26.                           Italian law trademarks pledge deed between Rosenthal AG and the Security Trustee

27.                           Swiss law share pledge over the shares in All-Clad GmbH between Waterford Wedgwood plc and the Security Trustee

28.                           German law receivables pledge agreement between Rosenthal AG and the Security Trustee

29.                           German law account pledge agreement between Rosenthal AG and the Security Trustee

30.                           German law security transfer agreement regarding inventory and equipment between Rosenthal AG and the Security Trustee

31.                           German law security transfer agreement regarding intellectual property between Rosenthal AG and the Security Trustee

32.                           New York law security agreement in relation to trademarks between Rosenthal AG and the Security Trustee

SIGNATORIES

Company

WATERFORD WEDGWOOD PLC

GIVEN under the Common Seal of WATERFORD WEDGWOOD PLC

Director

Witness:

Director/Secretary

Witness:

Subsidiary Obligors

WATERFORD WEDGWOOD U.K. PLC

EXECUTED as a deed by	)
WATERFORD WEDGWOOD U.K. PLC	)
acting by	)
and	)

Director

Director/Secretary

JOSIAH WEDGWOOD & SONS LIMITED

EXECUTED as a deed by	)
JOSIAH WEDGWOOD & SONS LIMITED	)
acting by	)
and	)

Director

Director/Secretary

JOSIAH WEDGWOOD & SONS (EXPORTS) LIMITED

EXECUTED as a deed by	)
JOSIAH WEDGWOOD & SONS (EXPORTS))
LIMITED acting by	)
and	)

Director

Secretary

STATUM LIMITED

EXECUTED as a deed by	)
STATUM LIMITED	)
acting by	)
and	)

Director

Director/Secretary

STUART & SONS LIMITED

EXECUTED as a deed by	)
STUART & SONS LIMITED	)
acting by	)
and	)

Director

Secretary

WATERFORD WEDGWOOD RETAIL LIMITED

EXECUTED as a deed by	)
WATERFORD WEDGWOOD RETAIL LIMITED	)
acting by	)
and	)

Director

Director/Secretary

WEDGWOOD LIMITED

EXECUTED as a deed by	)
WEDGWOOD LIMITED	)
acting by	)
and	)

Director

Director/Secretary

WATERFORD WEDGWOOD AUSTRALIA LIMITED

EXECUTED as a deed by	)
WATERFORD WEDGWOOD	)
AUSTRALIA LIMITED	)
acting by	)
and	)

Director

Director/Secretary

WATERFORD WEDGWOOD GMBH

SIGNED as a deed on behalf of	)
WATERFORD WEDGWOOD GMBH,	)
a company incorporated in Germany,	)
by	)
and	)
being persons who, in accordance with the laws of that	)
territory, are acting under the authority of the company	)

WATERFORD CRYSTAL LIMITED

GIVEN under the Common Seal of WATERFORD CRYSTAL LIMITED

Director

Witness:

Director/Secretary

Witness:

CASH’S MAIL ORDER LIMITED

GIVEN under the Common Seal of CASH’S MAIL ORDER LIMITED

Director

Witness:

Director/Secretary

Witness:

WATERFORD CRYSTAL (MANUFACTURING) LIMITED

GIVEN under when the Common Seal of WATERFORD CRYSTAL (MANUFACTURING) LIMITED

Director

Witness:

Secretary

Witness:

WATERFORD WEDGWOOD JAPAN LIMITED

SIGNED as a deed on behalf of	)
WEDGWOOD JAPAN LIMITED,	)
a company incorporated in Japan, by	)
and	)
being persons who, in accordance	)
with the laws of that territory, are acting under	)
the authority of the company	)

WATERFORD WEDGWOOD USA INC.

SIGNED as a deed on behalf of	)
WATERFORD WEDGWOOD USA INC.,	)
a company incorporated in New York, USA by	)
)
and	)
being persons who,	)
in accordance with the laws of that territory, are	)
acting under the authority of the company	)

WW INC.

SIGNED as a deed on behalf of	)
WW INC., a company incorporated in	)
New York, USA by	)
and	)
being persons who, in accordance with the laws	)
of that territory, are acting under the authority	)
of the company	)

WATERFORD WEDGWOOD, INC.

SIGNED as a deed on behalf of	)
WATERFORD WEDGWOOD, INC.,	)
a company incorporated in Delaware, USA by	)
)
and	)
being persons who,	)
in accordance with the laws of that territory, are	)
acting under the authority of the company	)

WATERFORD WEDGWOOD LINENS, INC.

SIGNED as a deed on behalf of	)
WATERFORD WEDGWOOD LINENS, INC.,	)
a company incorporated in Delaware, USA by	)
)
and	)
being persons who,	)
in accordance with the laws of that territory, are	)
acting under the authority of the company	)

WATERFORD WEDGWOOD FINANCE, INC.

SIGNED as a deed on behalf of	)
WATERFORD WEDGWOOD FINANCE, INC.,	)
a company incorporated in Delaware, USA by	)
)
and	)
being persons who,	)
in accordance with the laws of that territory, are	)
acting under the authority of the company	)

WATERFORD WEDGWOOD HOLDINGS INC.

SIGNED as a deed on behalf of	)
WATERFORD WEDGWOOD HOLDINGS INC.	)
a company incorporated in Delaware, USA by	)
)
and	)
being persons who,	)
in accordance with the laws of that territory, are	)
acting under the authority of the company	)

WATERFORD WEDGWOOD CANADA, INC.

EXECUTED as a deed by	)
WATERFORD WEDGWOOD CANADA, INC.	)
LIMITED acting by	)
and	)

Director

Secretary

JOSIAH WEDGWOOD & SONS (AUST) PTY LTD

SIGNED, SEALED AND DELIVERED	)
by	)
as attorney for	)
JOSIAH WEDGWOOD & SONS (AUST) PTY LTD	)
in the presence of:	)

Signature of witness:

Name of witness:

Senior Lenders

BURDALE FINANCIAL LIMITED

By:

SUBERASU JAPAN INVESTMENTS II B.V.

By:

Security Trustee

BURDALE FINANCIAL LIMITED

By:

HY Bonds Trustee

THE BANK OF NEW YORK, LONDON

By: